SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934

                            [Amendment No...........]

Filed by the Registrant  /X/
Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            McDonald's Corporation
                (Name of Registrant as Specified in its Charter)

                               Gloria Santona
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box)

/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
    14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-(i)(4) and 0-11.

    1)  Title of each class of securities to which transaction applies:

        --------------------------------------------------

    2)  Aggregate number of securities to which transaction applies:

        --------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

        --------------------------------------------------

    4)  Proposed maximum aggregate value of transaction:

        --------------------------------------------------

*Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:  ____________________________________
    2)  Form Schedule or Registration Statement No.:  _______________
    3)  Filing Party:  ______________________________________________
    4)  Date Filed:  ________________________________________________


COVER:

McDONALD'S CORPORATION

PROXY STATEMENT AND NOTICE
OF 1995 ANNUAL MEETING OF SHAREHOLDERS


Graphic of:    Big Mac, Large Fry with McDonald's logo on fry box and Large
               Drink


<Page 1>

HIGHLIGHTS
- ----------------------------------------------------------------------

THESE HIGHLIGHTS ARE A SUMMARY.  PLEASE READ THIS PROXY STATEMENT
COMPLETELY FOR ALL OF THE INFORMATION WHICH YOU NEED TO VOTE YOUR PROXY.

YOUR VOTE IS IMPORTANT. To ensure that your shares will be represented at the Annual Meeting, please complete, sign, date and mail your proxy card to the independent inspectors of election, First Chicago Trust Company of New York, in the enclosed postage-paid envelope or use the toll-free telephone number set forth on the proxy card to vote your shares. If your shares are held in the name of a broker, bank or other holder of record, you may attend the Annual Meeting, but may not vote at the meeting unless you have first obtained a proxy, executed in your favor, from the holder of record.

THIS YEAR, SHAREHOLDERS OF RECORD CAN VOTE THEIR SHARES VIA A TOLL-FREE TELEPHONE CALL FROM THE U.S. AND CANADA OR BY MAILING A SIGNED PROXY CARD. THE COMPANY'S VOTING PROCEDURES, INCLUDING VOTING VIA TELEPHONE, ARE DESCRIBED ON PAGES 42 AND 43 OF THIS PROXY STATEMENT AND ON THE ENCLOSED PROXY CARD.

- -    McDonald's Corporation's 1995 Annual Meeting of Shareholders will be held at 10:00 a.m. on Friday, May 26, 1995, in Oak Brook, Illinois. See page 2.

- -    Shareholders will be asked to elect six Directors to serve until the
     1998 Annual Meeting of Shareholders.  The nominees for Director are:
     Jack M. Greenberg, Donald G. Lubin, Andrew J. McKenna, Edward H. Rensi, Roger W. Stone and Robert N. Thurston. The Board recommends a vote FOR all nominees. Information about the nominees is on pages 4 through 9.

- -    Shareholders will also be asked to act on proposals to approve the
     McDonald's Corporation Non-Employee Director Stock Option Plan and the Amended and Restated McDonald's Corporation 1992 Stock Ownership Incentive Plan. The Board recommends a vote FOR both proposals in order to further align the interests of the Company's employees and Directors with the interests of shareholders. Information about these plans is on pages 18 through 41.

- -    The Board's corporate governance guidelines which incorporate principles by which the Board has been operating for years are described on page 3.

- -    This Proxy Statement includes information about the pay of McDonald's executive management, as well as a report on executive compensation prepared by the Board's Compensation Committee. To read about how McDonald's executives are compensated, refer to pages 10 through 12 and 14 through 16.

- -    The Company's cumulative total return to common shareholders for five-
     and ten-year periods is compared with returns for the Standard & Poor's 500 Stock Index (S&P) & Dow Jones Industrial Average (DJIA) companies on page 13.

- -    A description of the Company's confidential voting policy is found on page 43.


<Page 2>

CHAIRMAN'S MESSAGE TO SHAREHOLDERS AND ANNUAL MEETING NOTICE AND AGENDA
- ----------------------------------------------------------------------

DEAR FELLOW SHAREHOLDERS:

It is our pleasure to invite you to McDonald's 1995 Annual Meeting. During the meeting, we will report on McDonald's past year and our prospects for the future. Also, you will be asked to elect six Directors to serve until the 1998 Annual Meeting of Shareholders.

The Board is asking for your support in approving a new stock option plan for the Company's non-employee Directors, which we believe will promote the long-term financial success of the Company by affording an additional opportunity to align the interests of non-employee Directors with the interests of shareholders. We are also recommending that shareholders approve an amended and restated McDonald's Corporation 1992 Stock Ownership Incentive Plan, which will assist in furthering an important business goal-
- -strengthening the community of interest between McDonald's employees and shareholders by encouraging employee stock ownership.

Your vote is important. I urge you to consider the issues and to vote your shares as promptly as possible.

Cordially,


/s/ Michael R. Quinlan
- -------------------------
Michael R. Quinlan
Chairman and Chief Executive Officer


TO SHAREHOLDERS OF MCDONALD'S CORPORATION:

The 1995 McDonald's Corporation Annual Meeting of Shareholders will be held on Friday, May 26, 1995, at 10:00 a.m., local time, in the Prairie Room at The Lodge at McDonald's Office Campus, corner of Kroc Drive and Ronald Lane, Oak Brook, Illinois. The meeting will consider the following items of business:

1. The election of six Directors to serve until the 1998 Annual Meeting of Shareholders or until their successors are elected and qualified;

2. The adoption of the McDonald's Corporation Non-Employee Director Stock Option Plan; and

3. The approval of the Amended and Restated McDonald's Corporation 1992 Stock Ownership Incentive Plan.

The Annual Meeting of Shareholders will also act upon such other business as may properly come before the meeting or any adjournment thereof.

By order of the Board of Directors,


/s/ Shelby Yastrow
- -------------------------
Shelby Yastrow
Secretary


April 12, 1995


<Page 3>

BOARD OF DIRECTORS
- ----------------------------------------------------------------------

RESPONSIBILITIES

The Board's primary responsibilities are:

- -    Evaluating the performance of the Company and its executive management;

- -    Reviewing and, where appropriate, approving fundamental operating, financial and other corporate strategies, as well as major plans and objectives;

- -    Providing advice and counsel to the Chief Executive Officer and executive management;

- -    Overseeing management to ensure that the Company's assets are safeguarded and business is conducted in compliance with laws and regulations; and

- -    Evaluating the overall effectiveness of the Board, as well as selecting and recommending to shareholders for election an appropriate slate of candidates.


CORPORATE GOVERNANCE GUIDELINES

The Board's corporate governance guidelines incorporate principles by which the Board has been operating for many years. Among other things, the guidelines provide that:

- -    A majority of Directors should come from the outside and independence is increasingly important in the selection of new candidates. The Board itself is responsible for selecting candidates for membership and for extending invitations to join the Board.

- -    The Board retains the right to exercise its discretion in combining or separating the offices of Chairman and Chief Executive Officer.

- -    On matters relating to the selection, compensation and succession of the Chief Executive Officer, decisions are made by the outside Directors. The Chief Executive Officer receives a performance review conducted by the Chairman of the Compensation Committee annually.

- -    The Board meets on a bi-monthly basis.  The agenda is set by the
     Chairman and the Chief Executive Officer, and Directors may suggest items for inclusion. Information is made available to the Board a reasonable period before each meeting.

- -    Outside Directors meet in executive session with the Chief Executive
     Officer at each Board meeting and, at least once each year, evaluate the performance of executive management and discuss matters of succession planning and management development with the Chief Executive Officer.

- -    Outside Directors meet in executive session without members of management twice each year.

COMMITTEES OF THE BOARD

THE AUDIT COMMITTEE recommends to the Board independent auditors to audit the Company's financial statements; reviews the audit with the auditors and management; reviews the Company's dealings with Directors and their affiliates; reviews the Company's legal affairs; and consults with the auditors and management regarding risk management and the adequacy of financial and accounting procedures and controls. In carrying out its responsibilities, the Committee regularly meets with the independent auditors in executive session, without members of management present.

THE COMPENSATION COMMITTEE evaluates, in consultation with all non-employee Directors, the performance of the Company's Chief Executive Officer and recommends his compensation to the Board annually; reviews and approves all other officers' compensation; and recommends to the Board the fees of non-employee Directors. The Committee administers the 1975 Option Plan, the Incentive Plan and the Deferred Incentive Plan. The Committee's report on executive compensation can be found on pages 9 through 11.

THE NOMINATING COMMITTEE establishes criteria for Board membership, searches for and screens candidates to fill vacancies on the Board, recommends an appropriate slate of candidates for election each year and, in this regard, evaluates the performance of individual Directors, assesses the overall performance of the Board and considers issues regarding the composition and size of the Board. The Nominating Committee will consider nominations by shareholders made in accordance with the information and timely notice requirements of the Company's By-Laws, a copy of which may be obtained from the Secretary at McDonald's Plaza, Oak Brook IL 60521.


<Page 4>

In addition, the Board of Directors has an EXECUTIVE COMMITTEE which may exercise the broad powers and authority granted to it under the Company's By-Laws. The chart below sets forth the composition of the Board's committees as of March 1, 1995, as well as the number of meetings each Committee held in 1994.

- ---------------------------------------------------------------------
Committee      Member                   Number of meetings in 1994
- ---------------------------------------------------------------------
Audit          Gordon C. Gray                  4
               Robert N. Thurston
               B. Blair Vedder, Jr.
               Donald G. Lubin,
               Non-voting Secretary
- ---------------------------------------------------------------------
Compensation   Terry L. Savage                 4
               Ballard F. Smith
               Robert N. Thurston
- ---------------------------------------------------------------------
Executive      Donald G. Lubin                 0
               Michael R. Quinlan
               Fred L. Turner
- ---------------------------------------------------------------------
Nominating     Hall Adams, Jr.                 1
               Donald G. Lubin
               Andrew J. McKenna
               Roger W. Stone
- ---------------------------------------------------------------------

In 1994, the Board met seven times. During 1994, all the Directors attended all the meetings of the Board of Directors and of the committees of which they were members except that three of the Company's Directors were absent from one Board meeting each and one Director was absent from one committee meeting.


COMPENSATION OF THE BOARD

In 1994, each non-employee Director earned an annual retainer of $35,000 plus a fee of $2,000 for each Board meeting and $1,000 for each committee meeting attended. At the election of the recipient, all or any part of these fees may be deferred under the McDonald's Corporation Directors' Stock Plan (Stock Plan) formerly known as the Directors' Deferred Compensation Plan. The Stock Plan provides a vehicle for non-employee Directors to align their interests with those of shareholders since deferred fees and the benefits described in the next paragraph are credited to a phantom Common Stock account which is adjusted to reflect changes in the market price of the Common Stock and dividends paid. Distributions under the Stock Plan are payable to participants or their beneficiaries in cash upon death or retirement.

In January 1995, the account of each non-employee Director in the Stock Plan was credited with an amount equal to $17,500 for each year of service as a non-employee Director (up to ten years of service). These amounts were credited in lieu of benefits formerly available under the Stock Plan. After January 1995, an amount equal to $17,500 shall be credited to the account of each non-employee Director at the end of each full year of service (up to a maximum of ten years). Pursuant to plan provisions, a maximum of $175,000 shall be credited to the account of any non-employee Director.

The Company has elected to make contributions to a grantor trust administered by an independent trustee in order to provide a source of funds to assist the Company in the meeting of its liabilities under the Stock Plan. Trust assets, however, remain subject to the claims of the Company's general creditors. Subject to certain limited restrictions, all trust assets are invested in Common Stock. Participating Directors are entitled to direct the trustee in the voting of shares of Common Stock held in the trust.

Directors who are Company employees are not paid for their services as Directors and are not eligible to participate in the Stock Plan. As with its employees, the Company does not offer a pension plan to its non-employee Directors.


DIVERSITY

Presently, one female and one minority male serve on the Board, and 24 minority men and women are officers. Also, more than 50% of middle management employees and over 60% of franchisees in training are female and minorities.


BIOGRAPHICAL INFORMATION

Biographical information as of March 1, 1995 regarding each Director nominated for election and each Director whose term of office will continue after the Annual Meeting is set forth on the next page.


<Page 5>

HALL ADAMS, JR. Business Consultant. Formerly, Chief Executive Officer of Leo Burnett Company, Inc. Director of The Dun & Bradstreet Corporation and Sears, Roebuck & Co. Class of 1996. Age: 61. Director since 1993.

ROBERT M. BEAVERS, JR.  Senior Vice President. Director of NICOR
Corporation. Class of 1996. Age: 51. Director since 1984.

JAMES R. CANTALUPO. President and Chief Executive Officer--International since 1991. Previously, President and Chief Operating Officer--
International. Class of 1997. Age: 51. Director since 1987.

GORDON C. GRAY. Chairman of Rio Algom Limited, a Canadian mining company and metals distributor, since 1991. Previously, Chairman of Royal LePage Ltd. Director of CGC, Inc., Markborough Properties Ltd., Omers Realty Corporation, Rogers Communications, Inc., A.E. LePage Investments Ltd., and Stone-Consolidated Corporation. Class of 1996. Age: 67. Director since 1982.

JACK M. GREENBERG. Nominee. Vice Chairman and Chief Financial Officer since 1992. Previously, Senior Executive Vice President and Chief Financial Officer. Director of Arthur J. Gallagher & Company and Harcourt General, Inc. Class of 1995. Age: 52. Director since 1982.

DONALD R. KEOUGH. Chairman of Allen & Company, Inc., investment bankers, and advisor to the Board of Directors of The Coca-Cola Company since 1993. Previously, President, Chief Operating Officer, and a Director of The Coca-Cola Company. Director of H.J. Heinz Company, The Home Depot, Inc., National Services Industries, Inc., and The Washington Post Company. Class of 1997. Age: 68. Director since 1993.

DONALD G. LUBIN. Nominee. Partner, and since 1991, Chairman, of the law firm of Sonnenschein Nath & Rosenthal, which provides legal services to the Company on a regular basis. Director of Molex Incorporated. Class of 1995. Age: 61. Director since 1967.

ANDREW J. McKENNA. Nominee. Chairman, President and Chief Executive Officer of Schwarz Paper Company, a printer, converter and distributor of packaging and promotional materials. Director of Aon Corporation, Dean Foods Company, First Chicago Corporation, The First National Bank of Chicago, Skyline Corporation, and The Tribune Company. Class of 1995. Age:
65.  Director since 1991.

MICHAEL R. QUINLAN. Chairman and Chief Executive Officer. Director of The Dun & Bradstreet Corporation and The May Department Stores Company. Class of 1997. Age: 50. Director since 1979.

EDWARD H. RENSI. Nominee. President and Chief Executive Officer--U.S.A. since 1991. Previously, Chief Operations Officer and President and Chief Operating Officer--U.S.A. Director of Snap-On Tools Corporation. Class of 1995. Age: 50. Director since 1982.

TERRY L. SAVAGE. Financial journalist, author, and President of Terry Savage Productions, Ltd., which provides speeches, columns and videos on personal finance for corporate and association meetings and publications. Prior to 1991, commentator for CBS Inc. (WBBM-TV) in Chicago. Director of Broadway Stores, Inc. Class of 1996. Age: 50. Director since 1990.

PAUL D. SCHRAGE. Senior Executive Vice President, Chief Marketing Officer. Director of Safety-Kleen Corporation. Class of 1997. Age: 60. Director since 1988.

BALLARD F. SMITH. President and Chief Executive Officer of Sun Mountain Broadcasting, a company operating radio stations. Also, Chairman of Premier Food Services, Inc., a foodservice company. Class of 1997. Age:
48. Director since 1983.

ROGER W. STONE. Nominee. Chairman, President and Chief Executive Officer of Stone Container Corporation, a multinational paper company primarily producing and selling pulp, paper and packaging products. Director of First Chicago Corporation, The First National Bank of Chicago, Morton International,
Option Care, Inc., and Stone Container Corporation. Class of 1955. Age: 60. Director since 1989.

ROBERT N. THURSTON. Nominee. Business consultant. Director of Jiffy Lube International, Inc. Class of 1995. Age: 62. Director since 1974.

FRED L. TURNER. Senior Chairman since 1990. Previously, Chairman. Director of Aon Corporation, Baxter International Inc., and W.W. Grainger, Inc. Class of 1996. Age: 62. Director since 1968.

B. BLAIR VEDDER, JR. Business consultant. Class of 1997. Age: 70. Director since 1988.


<Page 6>

Photos of Directors and Nominated Directors:

[Photo]                            [Photo]

Greenberg, Beavers,                Quinlan, Lubin,
Gray, Cantalupo                    McKenna, Smith


[Photo]                            [Photo]

Keough, Schrage, Rensi,            Vedder, Stone
Savage, Turner                     Thurston, Adams


<Page 7>

SECURITY OWNERSHIP INFORMATION
- ----------------------------------------------------------------------

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

MANAGEMENT BELIEVES THAT THE COMPANY'S DIRECTORS AND EXECUTIVE OFFICERS MORE EFFECTIVELY REPRESENT McDONALD'S SHAREHOLDERS, WHOSE INTERESTS THEY ARE CHARGED WITH PROTECTING, IF THEY ARE SHAREHOLDERS THEMSELVES. BY ENCOURAGING OUR EXECUTIVES TO HAVE A SIGNIFICANT STOCK OWNERSHIP IN THE COMPANY, WE BELIEVE THAT WE FOCUS THEIR ATTENTION ON MANAGING McDONALD'S AS OWNERS OF THE BUSINESS AND THAT THIS LEADS TO ENHANCED VALUE FOR ALL SHAREHOLDERS. OUR EXECUTIVE OFFICER GROUP BENEFICIALLY OWNED (DIRECTLY AND THROUGH EMPLOYEE BENEFIT PLANS) APPROXIMATELY 5.1 MILLION SHARES OF COMMON STOCK ON MARCH 1, 1995.

Directors and Executive Officers have sole voting and investment power over shares held directly, except for 426,790 shares held in joint accounts, over which they have shared voting and investment power. They also have sole voting and dispositive power over the shares credited or allocated to their accounts under the various benefit plans. No Director or Executive Officer owns more than 1.0% of any class of stock.

Pursuant to plan provisions, participants in the Profit Sharing Program and related equalization plans may direct the voting of unallocated and unvoted plan shares. In addition, Directors may vote shares credited to their accounts pursuant to the Stock Plan. All such shares over which Directors and Executive Officers have voting power are shown as beneficially owned, except for unvoted shares, which are not shown because the number cannot be determined at this time.

The following table details the stock ownership of the named individuals and group as of March 1, 1995.

- ----------------------------------------------------------------------
                           Beneficial          Beneficial ownership
                         ownership of            of Preferred Stock
                         Common Stock       -----------------------
Beneficial owner        (a,b,c,d,e,f)       Series B(g) Series C(g)
- ----------------------------------------------------------------------
Hall Adams, Jr.                 2,536               0            0
Robert M. Beavers, Jr.        296,580           9,727       12,533
James R. Cantalupo            587,918           2,069        1,627
Gordon C. Gray                 10,115               0            0
Jack M. Greenberg             282,961           2,912        2,827
Donald R. Keough                5,724               0            0
Donald G. Lubin                39,303               0            0
Andrew J. McKenna              13,284               0            0
Michael R. Quinlan          1,123,194          20,161       27,390
Edward H. Rensi               440,442           3,387        3,504
Terry L. Savage                11,999               0            0
Paul D. Schrage               391,460           5,382        6,676
Ballard F. Smith               46,253               0            0
Roger W. Stone                 18,694               0            0
Robert N. Thurston             65,520               0            0
Fred L. Turner              1,138,185           6,826        8,808
B. Blair Vedder, Jr.           23,505               0            0
Directors and Executive
Officers as a group
(the Group) (21 persons)    5,339,182          62,710       75,526
- ----------------------------------------------------------------------

(a) Included are shares of Common Stock as to which beneficial ownership is disclaimed, as follows: Mr. Greenberg, 1,426; Mr. Keough, 200; Mr. Lubin, 186; Mr. McKenna, 320; Mr. Quinlan, 489; Mr. Rensi, 39,191; Mr. Schrage, 18,000; Mr. Turner, 64,778; and the Group, 145,258. The disclaimed shares are owned by spouses or in a custodial capacity for children or grandchildren.

(b) Excluded are 22,000 shares held of record by Mr. McKenna in his capacity as Trustee of the Schwarz Paper Company Profit Sharing Trust.

(c) Included, pursuant to SEC rules, are shares of Common Stock which may be received on conversion of Preferred Stock, Series B and C (at conversion ratios of .7692 and .8 common share per preferred share, respectively), as follows: Mr. Beavers, 17,508; Mr. Cantalupo, 2,893; Mr. Greenberg, 4,502; Mr. Quinlan, 37,420; Mr. Rensi, 5,408; Mr. Schrage, 9,481; Mr. Turner, 12,297; and the Group, 108,657. In order for these shares of Common Stock to be issued to any such person, his shares of Preferred Stock, Series B and C, shown in this table would have to be converted and would therefore no longer be outstanding.


<Page 8>

(d) Included are shares of Common Stock over which the following have voting power pursuant to employee benefit plan provisions, as follows:
     Mr. Beavers, 12,039; Mr. Cantalupo, 709; Mr. Greenberg, 1,955;
     Mr. Quinlan, 27,476; Mr. Rensi, 2,659; Mr. Schrage, 6,200;
     Mr. Turner, 8,499; and the Group, 68,245.

(e) Included are shares of Common Stock which could be acquired within 60 days after March 1, 1995, pursuant to stock options in the following amounts: Mr. Beavers, 90,400; Mr. Cantalupo, 438,752; Mr. Greenberg, 190,500; Mr. Quinlan, 736,500; Mr. Rensi, 310,284; Mr. Schrage, 183,150;
     Mr. Turner, 176,000; and the Group, 2,762,888.

(f) Included are shares of Common Stock over which the following have voting power pursuant to provisions of the Stock Plan and related trust:
     Mr. Adams, 1,136; Mr. Gray, 5,986; Mr. Keough, 2,524; Mr. Lubin, 10,575;
     Mr. McKenna, 8,964; Ms. Savage, 10,499; Mr. Smith, 19,205; Mr. Stone, 14,694; Mr. Thurston, 17,595; and Mr. Vedder, 18,655. The terms of the Stock Plan and related trust are set forth on page 4.

(g) Included are shares of Preferred Stock, Series B and C, over which the following have voting power pursuant to employee benefit plan provisions, in the respective amounts indicated: Mr. Beavers, 8,138 and 11,588; Mr. Cantalupo, 479 and 682; Mr. Greenberg, 1,322 and 1,882;
     Mr. Quinlan, 18,571 and 26,445; Mr. Rensi, 1,797 and 2,559;
     Mr. Schrage, 4,190 and 5,967; Mr. Turner, 5,745 and 8,181; and the Group, 46,128 and 65,686.

PRINCIPAL SHAREHOLDERS

The following table sets forth information as of March 1, 1995, with respect to the only persons known to the Company to be the beneficial owners of more than 5% of any class of the Company's stock.

- ----------------------------------------------------------------------
                                             Amount and
                                             nature of
                 Name and address            beneficial      Percent
Title of class   of beneficial owner(a)      ownership(a,b)  of class
- ----------------------------------------------------------------------
Preferred Stock  Burton D. Cohen,            11,174,347       98.3%
                 G. Lowell Dixon, and
                 Stanley R. Stein, as
                 Trustees of the Profit
                 Sharing Program
                 McDonald's Corporation
                 McDonald's Plaza
                 Oak Brook, IL  60521
- ----------------------------------------------------------------------

(a) Under SEC rules, the Trustees of the Profit Sharing Program, all of whom are Company officers, may be deemed to share with Program participants beneficial ownership of Preferred Stock held in the Program for the benefit of such participants.
(b) Under certain circumstances, the Preferred Stock, Series B and C (at conversion ratios of .7692 and .8 common share per preferred share, respectively), is convertible into 8,776,306 shares of Common Stock (1.25% of the class). Also, the Trustees may be deemed to be the owners of an additional 25,592,122 shares of Common Stock (3.64% of the class) held for the Program and related equalization plans.


<Page 9>

PROPOSAL ONE.  ELECTION OF DIRECTORS
- ----------------------------------------------------------------------

At the 1995 Annual Meeting, in accordance with the Company's Restated Certificate of Incorporation and By-Laws, six Directors are to be elected, each to serve a three-year term until the 1998 Annual Meeting of Shareholders or until his successor is elected and qualified.

The Company's Restated Certificate of Incorporation currently provides that the Board of Directors shall consist of not less than 11 nor more than 24 members, with the exact number fixed by resolution of the Board. Currently, the number of Directors is 17, and there are two classes of six Directors and one class of five Directors.


NOMINEES

The six persons nominated by the Board of Directors for election at the 1995 Annual Meeting are:

JACK M. GREENBERG
DONALD G. LUBIN
ANDREW J. MCKENNA
EDWARD H. RENSI
ROGER W. STONE
ROBERT N. THURSTON


RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR ALL SIX
NOMINEES.


VOTING INFORMATION FOR PROPOSAL ONE

A proxy cannot be voted for more than six persons. Unless otherwise directed, the shares represented by the enclosed proxy, when signed and returned to the independent inspectors of election or voted via telephone, will be voted FOR the election of the six nominees. All elections for Directors shall be decided by a plurality of the votes of the shares of Common and Preferred Stock represented in person or by proxy, and entitled to vote on the election of Directors at the 1995 Annual Meeting. If any nominee becomes unable to serve for any reason (which is not anticipated), the shares represented by the enclosed proxy may be voted for such substituted nominee as may be designated by the Board of Directors, unless before the meeting the directorship has been eliminated by a reduction in the size of the Board.


<Page 10>

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
- ----------------------------------------------------------------------

DEAR FELLOW SHAREHOLDERS:

We, the Compensation Committee of the Board of Directors, are all independent, non-employee Directors. Our responsibilities include: (a) developing compensation policies consistent with and linked to the Company's strategies; (b) together with the other non-employee Directors, assessing the performance of the Chief Executive Officer and other executive officers; and (c) ensuring that compensation is appropriate in light of both individual, team and Company performance. We are responsible for approving officers' compensation, recommending the compensation of executive management to the Board of Directors, and administering the Company's employee stock option and incentive plans.


OUR PHILOSOPHY

WE BELIEVE THAT THE INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS ARE BEST SERVED BY RUNNING OUR BUSINESS WITH A LONG-TERM PERSPECTIVE WHILE STRIVING
TO DELIVER CONSISTENTLY GOOD ANNUAL RESULTS. McDONALD'S RECORD OF PERFORMANCE ILLUSTRATES THAT THIS APPROACH HAS, BOTH IN THE SHORT- AND THE LONG-TERM, BEEN ADVANTAGEOUS TO SHAREHOLDERS. Accordingly, in making compensation decisions, we evaluate management's vision in recognizing opportunities which will benefit the Company and its shareholders over the long term, the strategies which are put in place to capitalize on these opportunities, and management's ability to motivate and develop talent to execute these strategies. In addition, because the unique relationship and culture which McDonald's has nurtured among its employees, franchisees and suppliers distinguishes us from other companies, the ability of our management to direct this balance of independent and interdependent entities is of great importance in enhancing shareholder value over the long term and is therefore also a significant factor in compensation decisions.

McDonald's executive compensation program is designed to attract, energize, reward and retain executive talent that will produce superior results over the long term and enhance the Company's leadership position in a highly competitive global business. Compensation for our executives is based on the following principles:

- -    Variable, at-risk compensation should comprise a significant part of an executive's compensation, with the percentage at risk increasing at increased levels of responsibility.

- -    Changes in compensation must be driven by individual, team and Company performance.

- -    Stock ownership fosters a mutual interest between employees and shareholders.

- -    Compensation must be competitive with other high-performing companies and alternative careers in the McDonald's System, such as a McDonald's franchisee or supplier, in order to motivate and retain the talent needed to produce superior results.


EXECUTIVE COMPENSATION

THE PROCESS OF SETTING COMPENSATION IS NOT MECHANICAL; OUR DECISIONS ARE BASED ON OUR JUDGMENTS, AS WELL AS INDIVIDUAL, TEAM AND COMPANY
PERFORMANCE, AND SHAREHOLDER RETURNS.

Our Committee conducts an overall review of executive compensation annually, and in that context, we review five- and ten-year shareholder returns for the Company and its peer group as illustrated on the graphs set forth on page 13 of this Proxy Statement. Financial results and long-term shareholder returns are important considerations in determining executive compensation. While we review survey data and information supplied by independent consultants to determine the competitiveness of McDonald's total executive compensation package, we do not seek to position compensation within any particular range. In 1994, we reviewed survey information about companies comprising the Dow Jones Industrial Average
(DJIA). Based on the most recent survey information reviewed by our Committee, each element of annual cash compensation for Executive Officers, including the Chief Executive Officer, approximates the middle of the range relative to annual cash compensation paid by the companies comprising the DJIA. Long-term incentives awarded to Executive Officers, including the Chief Executive Officer, approximates the higher end of the range relative to long-term incentives awarded by the companies comprising the DJIA.


<Page 11>

ANNUAL CASH COMPENSATION

ANNUAL CASH COMPENSATION FOR OUR EXECUTIVES, AS FOR ALL EMPLOYEES, CONSISTS OF BASE SALARY AND A VARIABLE, AT-RISK INCENTIVE UNDER THE TARGET INCENTIVE PLAN (TIP).

The primary factors in setting an executive's base salary, which is subject to adjustment annually, are (in order of importance): the executive's level of responsibility and individual performance, the performance of the Company as a whole, and the Company's position as an industry leader. We gauge individual performance in many areas, including: the development and execution of strategies, leadership, development of staff and contributions to programs which affect the performance of the Company and the McDonald's System. In 1994, base salaries for executives were favorably impacted by the following corporate and System achievements in 1993: improved market share and return on assets; excellent sales and operating income gains; and double-digit growth in earnings per share and net income.

Under TIP, at the beginning of the year, each executive is assigned a target incentive; the greater an individual's responsibility, the higher the percentage of target incentive to salary. In order to determine this annual incentive, a target incentive is initially adjusted by an overall Company performance factor (how well the Company did vs. target). A team performance factor, reflecting the overall results of the organizational unit for which the executive is responsible, is then applied and finally an individual performance factor is applied as described above.

In determining annual incentives for 1994, our Committee reviewed overall corporate performance during 1994. In particular, these incentives were favorably impacted by significant gains in worldwide operating income, improved return on assets, and sizable growth in earnings per share. Moreover, we considered the progress in implementing the Company's key strategies--increasing the gap between McDonald's and its competitors in execution, convenience and value.


LONG-TERM INCENTIVES

OUR COMMITTEE BELIEVES THAT STOCK OPTIONS ARE PRESENTLY THE BEST VEHICLE BY WHICH TO LINK EMPLOYEES' INTERESTS WITH THOSE OF SHAREHOLDERS.
Accordingly, long-term incentives consist of a broad-based stock option plan--more than 22,000 employees are currently eligible to receive option grants. Options generally have a life of ten years, vest over seven years and have an exercise price equal to the fair market value of the Common Stock on the grant date.

In establishing guidelines for the size of stock option awards, we consider the following criteria (in order of importance): level of responsibility, achievement of plan objectives, contributions to the near- and long-term planning process and the Company's accomplishment of major strategies. Stock option awards were favorably impacted by the 1993 corporate and System achievements described above as well as progress in the Company's execution, convenience and value strategies in 1993. Awards are dependent primarily upon current individual performance and, to some extent, on potential for influencing future results. We also consider the number of options granted in previous years.


PROFIT SHARING

THE COMPANY HAS NEVER OFFERED A PENSION PLAN; RATHER, ELIGIBLE EMPLOYEES PARTICIPATE IN PROFIT SHARING, WITH CONTRIBUTIONS LINKED TO THE COMPANY'S FINANCIAL PERFORMANCE. In addition, employees, including executives, have been encouraged to build stock ownership in McDonald's by allowing investment of their profit sharing accounts in a Common Stock fund and through participation in the two other components of the Profit Sharing
Program: McDESOP, which is a 401(k) plan, and the Leveraged ESOP. Generally, executives participate in the Program on the same terms as eligible, non-executive employees. For all participants, amounts in excess of applicable tax limitations are credited to related equalization plans.


<Page 12>

CHIEF EXECUTIVE OFFICER COMPENSATION

Mr. Quinlan participates in the compensation program provided to the other Executive Officers described in this report. Mr. Quinlan's total compensation in 1994 reflects his outstanding performance, his emphasis on constructive change, his significant contributions in leading the Company's long-term strategic growth, and his influence on improved financial results which were reflected in enhanced returns to shareholders. Based on these factors, for 1994, Mr. Quinlan was awarded an annual incentive for performance of $950,000, compared with $800,000 for the previous year, and options to purchase 350,000 shares of Common Stock, 50,000 of which were granted on March 29, 1994, as a special grant in recognition of his exceptional performance and leadership in 1993. In addition, Mr. Quinlan's salary was increased from $980,000 to $998,875. Stock options represented the predominant portion of the increase in Mr. Quinlan's total compensation package for 1994, reflecting our Committee's emphasis on variable, at-risk compensation and increased stock ownership. This grant is consistent with our philosophy that at-risk compensation should comprise a significant part of an executive's overall total compensation.


POLICY WITH RESPECT TO THE $1 MILLION DEDUCTION LIMIT

Section 162(m) of the Code, which generally limits the tax deductibility of annual compensation paid to certain Executive Officers to $1 million, provides an exception for "performance-based" compensation meeting specified requirements. Assuming shareholder approval of proposed changes to the Incentive Plan and continued deferral of compensation by certain Executive Officers, we expect that most, if not all, compensation paid to these Executive Officers will qualify as a tax deductible expense. However, it is possible that at some point in the future, circumstances may cause our Committee to authorize compensation that is not entirely deductible.


IN CONCLUSION

Our Committee believes that a significant portion of executive compensation should be at risk, that performance should be rewarded, that the financial interests of Executive Officers should be aligned with shareholders through stock ownership, and that compensation should be competitive. We have structured compensation at McDonald's to meet these criteria.

Respectfully submitted,

/s/ Robert N. Thurston
- ------------------------
Robert N. Thurston
Chairman


/s/ Terry L. Savage
- -------------------------
Terry L. Savage


/s/ Ballard F. Smith
- -------------------------
Ballard F. Smith


<Page 13>

COMPARISON OF TOTAL SHAREHOLDER RETURNS
- ----------------------------------------------------------------------

McDonald's Corporation is unique; accordingly, we do not have readily identifiable investment peers. Our operating characteristics and the marketing of branded products around the world place McDonald's among global food and beverage companies in the minds of many investors. For others, our recognizable brand and the retail nature of our business place McDonald's among global consumer products companies. Also, our strong financial position, growing cash flow, solid international presence and global brand power may cause investors to view McDonald's as a global branded growth company. Finally, our capitalization, trading volume and importance in an industry that is vital to the U.S. economy have resulted in McDonald's inclusion in the DJIA since 1985.

Although McDonald's is included in published restaurant indices, we believe that a presentation of a performance graph relative to such indices would not be meaningful since by virtue of our size, McDonald's inclusion in those indices tends to skew the results. Also, unlike most other companies included in these indices, which have no or limited international operations, McDonald's does business in 79 countries and about 50 percent of our operating income comes from outside the U.S.

Thus, in the absence of any readily identifiable industry peer group for McDonald's, we believe use of the companies comprising the DJIA as the group for comparison is appropriate. Like McDonald's, many DJIA companies generate meaningful sales and revenues outside the U.S. and some manage global brands. Also, investors who are looking for an investment in blue chip stocks often look at the DJIA as a benchmark.

The two performance graphs which follow depict McDonald's cumulative total shareholder returns (i.e., price appreciation and reinvestment of dividends) relative to the S&P and a group made up of the companies comprising the DJIA (including McDonald's) for the five- and ten-year periods ended December 31, 1994. Returns shown are for years ended December 31, and for the DJIA companies, returns are weighted for market capitalization as of the beginning of each year.

WE BELIEVE THAT THE TEN-YEAR GRAPH IS ESPECIALLY MEANINGFUL AS McDONALD'S BUSINESS FOCUS AND GROWTH STRATEGIES HAVE BEEN, AND CONTINUE TO BE, LONG TERM.

FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURNS

[GRAPH]

                    89     90      91     92      93     94
- -------------------------------------------------------------
McDonald's          $100   85      113    146     172    178
S&P                 $100   97      126    136     150    152
DJIA companies      $100   102     129    135     150    158
- -------------------------------------------------------------
Source: S&P Compustat


TEN-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURNS

[GRAPH]

                  84   85   86   87   88   89   90   91   92   93   94
- ----------------------------------------------------------------------
McDonald's      $100  159  181  198  220  318  272  358  464  547  565
S&P             $100  132  156  165  192  253  245  319  344  378  383
DJIA companies  $100  130  147  156  180  232  237  299  313  348  366
- ----------------------------------------------------------------------
Source: S&P Compustat


<Page 14>

EXECUTIVE COMPENSATION
- ----------------------------------------------------------------------

SUMMARY COMPENSATION TABLE

The following table summarizes total compensation earned by or paid for services rendered in all capacities to the named Executive Officers during each of the years ended December 31, 1994, 1993 and 1992.


- --------------------------------------------------------------------------------------------------------
                               Annual compensation   Long-term compensation
                                                   --------------------------
                                                             Awards             Payouts
                                                   --------------------------  ----------
                                                    Restricted     Securities                  All other
Name and                                               stock       underlying     LTIP*     compensation
principal position          Year  Salary($) Bonus($)  awards($) options(#)(a,b)  payouts($)       ($)(c)
- --------------------------------------------------------------------------------------------------------
Michael R. Quinlan         1994  $998,875  $950,000      0           350,000        0           $167,055
Chairman of the Board,     1993   980,000   800,000      0           292,000        0            299,176
Chief Executive Officer    1992   880,000   700,000      0           302,000        0            321,355

Edward H. Rensi            1994   711,375   485,462      0           176,000        0            129,056
President,                 1993   669,983   469,638      0           170,000        0            180,870
Chief Executive Officer-   1992   645,000   405,000      0           132,000        0            205,941
U.S.A.

James R. Cantalupo         1994   684,025   499,194      0           176,500        0            124,100
President,                 1993   631,667   446,446      0           170,000        0            173,862
Chief Executive Officer-   1992   590,000   385,000      0           152,000        0            188,679
International

Jack M. Greenberg          1994   668,875   473,478      0           176,000        0            121,337
Vice Chairman,             1993   606,833   434,850      0           170,000        0            175,447
Chief Financial Officer    1992   516,000   375,000      0           152,000        0            167,311

Paul D. Schrage            1994   493,725   262,147      0            72,600        0             99,401
Senior Executive           1993   466,517   262,064      0            72,600        0            116,427
Vice President,            1992   444,100   229,000      0            62,000        0            131,890
Chief Marketing Officer
- ---------------------------------------------------------------------------------------------------------
*Long-Term Incentive Plan


(a)  The securities underlying the options are shares of Common Stock.
(b) All options have been adjusted to reflect the two-for-one stock split in 1994 which was effected in the form of a stock dividend.
(c) These amounts represent 1994 Company contributions and allocations to, respectively: (i) the Profit Sharing Program and related equalization plans; (ii) the Deferred Incentive Plan; and (iii) premiums on group term life insurance, as follows: Mr. Quinlan, $155,316, $0, and $11,739; Mr. Rensi, $120,677, $0, and $8,379; Mr. Cantalupo, $106,380,
     $9,641, and $8,079; Mr. Greenberg, $104,025, $9,390, and $7,922; and
     Mr. Schrage, $90,081, $0, and $9,320. Amounts which have been included with respect to the unfunded equalization plans and Deferred Incentive Plan represent the Company's obligation to pay such amounts to participants.


<Page 15>

STOCK OPTION GRANTS IN 1994

Options granted to the named Executive Officers were about 7% of the total number of options granted in 1994. All options granted will expire on the tenth anniversary of their respective grant dates and become exercisable over a seven-year period. Option exercise prices were in all cases equal to the fair market value of a share of Common Stock on the date the option was granted. The options have no value unless the Company's stock price appreciates and the recipient satisfies the applicable vesting requirements.

The following table shows the stock options granted to the named Executive Officers during 1994 and the potential realizable value of those grants (on a pre-tax basis) determined in accordance with SEC rules. The information in this table shows how much the named Executive Officers may eventually realize in future dollars under two hypothetical situations: if the stock gains 5% or 10% in value per year, compounded over the ten-year life of the options. These are assumed rates of appreciation and are not intended to forecast future appreciation of the Company's Common Stock. Also included in this table is the increase in value to all common shareholders using the same assumed rates of appreciation. All information has been adjusted to reflect the two-for-one stock split in 1994 which was effected in the form of a stock dividend.

For a perspective, in ten years one share of Common Stock valued at $29.937 on May 26, 1994 would be worth $48.76, assuming the hypothetical 5% compounded growth rate, or $77.66, assuming the hypothetical 10% compounded growth rate.

Another way to look at this is to express these amounts in today's dollars by applying a present value approach to the hypothetical appreciation rates. These results are shown in the last two columns of the table.


- -----------------------------------------------------------------------------------
                                      Individual grants
                    -----------------------------------------------------
                     Number of          % of
                    securities         total
                    underlying       options
                       options    granted to     Exercise
                       granted     employees        price     Expiration
                         (#)(a)    in 1994(b)      ($/Sh)           date
- -------------------------------------------------------------------------
Michael R. Quinlan      50,000          0.4%      $28.875        3/29/04
                       300,000          2.2        29.937        5/26/04
Edward H. Rensi        176,000          1.3        29.937        5/26/04
James R. Cantalupo     176,000          1.3        29.937        5/26/04
                           500          0.0        26.250        9/20/04
Jack M. Greenberg      176,000          1.3        29.937        5/26/04
Paul D. Schrage         72,600          0.5        29.937        5/26/04


                      Potential realizable value at     Present value at assumed
                       assumed rates of stock price         rates of stock price
                    appreciation for option term(c)            appreciation(c,d)
                    -------------------------------- ------------------------------
                            5%             10%             5%               10%
- -----------------------------------------------------------------------------------
Michael R. Quinlan    $   907,967     $ 2,300,966     $  461,996       $1,170,788
                        5,648,166      14,313,560      2,778,990        7,042,505
Edward H. Rensi         3,313,590       8,397,289      1,630,340        4,131,603
James R. Cantalupo      3,313,590       8,397,289      1,630,340        4,131,603
                            8,254          20,918          3,870            9,806
Jack M. Greenberg       3,313,590       8,397,289      1,630,340        4,131,603
Paul D. Schrage         1,366,856       3,463,882        672,515        1,704,286
- -----------------------------------------------------------------------------------
INCREASE IN VALUE
TO ALL COMMON
SHAREHOLDERS(e)     $13.2 billion   $33.5 billion    $6.5 billion     $16.5 billion
- -------------------------------------------------------------------------------------


(a)  The securities underlying the options are shares of Common Stock.
(b) Based on the total number of options granted to employees under the 1975 Option Plan and the Incentive Plan.
(c) Calculated over a ten-year period, representing the life of the options.
(d) Calculated assuming an investment in a ten-year, zero coupon U.S. Treasury note made at the time the options were granted (6.99% on 3/29/94, 7.35% on 5/26/94 and 7.87% on 9/20/94).
(e) Calculated using a Common Stock price of $29.937, the closing market price on 5/26/94, which is the exercise price of substantially all of the options granted in 1994, and the total weighted average number of common shares outstanding for 1994.


<Page 16>

AGGREGATED OPTION EXERCISES IN 1994 AND FISCAL YEAR-END OPTION VALUES TABLE

The following table shows information concerning the exercise of stock options by each of the named Executive Officers during 1994, and the value of all remaining exercisable and unexercisable options at December 31, 1994, on a pre-tax basis. All information has been adjusted to reflect the two-for-one stock split in 1994 which was effected in the form of a stock dividend.

- ----------------------------------------------------------------------
                                           Number of
                                          securities        Value of
                                          underlying     unexercised
                                         unexercised    in-the-money
                    Shares                options at      options at
                  acquired                  l2/31/94        12/31/94
                        on      Value         (#)(b)          ($)(c)
                  exercise   realized   Exercisable/    Exercisable/
Name                   (#)     ($)(a)  unexercisable   unexercisable
- ----------------------------------------------------------------------
Michael R. Quinlan       0          0      724,000/     $10,408,492/
                                           995,000        5,031,721

Edward H. Rensi          0          0      310,284/       4,232,737/
                                           527,000        2,812,954

James R. Cantalupo       0          0      438,752/       6,154,262/
                                           592,000        3,663,476

Jack M. Greenberg   10,000   $122,754      190,500/       1,890,075/
                                           540,500        2,866,587

Paul D. Schrage          0          0      183,150/       2,545,581/
                                           250,050        1,577,750
- ----------------------------------------------------------------------

(a) Calculated by subtracting the exercise price from the market value of the Common Stock as of the exercise date.
(b)  The securities underlying the options are shares of Common Stock.
(c) Calculated using the market value of the Common Stock at December 31, 1994 ($29.25 per share) less the per share option exercise price multiplied by the number of exercisable or unexercisable options, as the case may be.

<Page 17>

OTHER INFORMATION
- ----------------------------------------------------------------------

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Executive Officers and Directors to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. The Company believes that during the period from January 1, 1994 through December 31, 1994, its Executive Officers and Directors complied with all applicable
Section 16(a) filing requirements, except that Mr. Keough and Mr. McKenna each inadvertently filed one late report covering one transaction. This conclusion is based solely on a review of copies of such forms furnished to the Company in accordance with SEC regulations and certain written representations received by the Company.


RELATED PARTY TRANSACTIONS

In 1994, the Company and its subsidiaries purchased approximately $2.8 million worth of products (principally premiums and gift items) from Group II Communications, Inc., comprising more than 5% of Group II's gross revenues for its last fiscal year. Mr. McKenna, a Director of the Company, is the holder of 51% of the stock of Group II. The Company believes that such purchases were made on terms at least as favorable as would have been available from other parties and expects to continue its dealings with Group II in 1995 on similar terms.

In 1994, as part of its ongoing share repurchase program, the Company purchased shares of Common Stock, in each case at the New York Stock Exchange composite closing price on the date of purchase, from Directors and Executive Officers at the following prices: James R. Cantalupo, $387,563; Michael L. Conley, $141,923; Thomas W. Glasgow, Jr., $292,500;
and Fred L. Turner, $1,759,328. Messrs. Cantalupo and Conley acquired these shares within two years prior to their sales through the exercise of stock options at the following prices, respectively: $62,868 and $22,975.


1996 ANNUAL MEETING - RECEIPT OF SHAREHOLDER PROPOSALS

Any shareholder proposal must be submitted in writing to the Secretary of the Company at McDonald's Plaza, Oak Brook IL 60521 and received by December 14, 1995, if it is to be considered for inclusion in the Company's 1996 proxy materials.


AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

The Company will provide, without charge, a copy of McDonald's Corporation's Annual Report on Form 10-K for the year ended December 31, 1994, (including any financial statements and schedules, and a list describing any exhibits not contained therein) upon written request addressed to: Investor Relations Service Center, McDonald's Corporation, Kroc Drive, Oak Brook IL 60521. The exhibits to the 10-K are available upon payment of charges which approximate the Company's cost of reproduction.


<Page 18>

PROPOSAL TWO.  ADOPTION OF NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
- ----------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR ADOPTION OF THE NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN.


PURPOSE

The Board believes that the success of the Company depends largely on its continued ability to attract and retain highly qualified Directors who are motivated to exert their best efforts on behalf of the Company and its shareholders. The Board has reviewed the Company's current arrangements for compensation of Directors and, upon the recommendation of management and the Board's Compensation Committee, believes that a program that permits the grant of stock options to the Company's non-employee Directors (Non-Employee Directors) will promote the long-term financial success of the Company by affording an additional opportunity to align the interests of the Non-Employee Directors with the interests of shareholders.

On January 19, 1995, the Board of Directors adopted, subject to approval by the Company's shareholders, the Company's Non-Employee Director Stock Option Plan (Option Plan).

A summary of the Option Plan follows. Shareholders should refer to Exhibit A for a detailed statement of the terms and conditions of the Option Plan.


KEY FEATURES OF THE OPTION PLAN

- -    INITIAL OPTION GRANTS
     1,000 options granted to Non-Employee Directors upon Board approval of the Option Plan (contingent on shareholder approval) and to new Non-Employee Directors upon first appointment or election

- -    ANNUAL GRANTS
     1,000 options granted to Non-Employee Directors at each annual shareholder meeting

- -    ADJUSTMENT
     Grants automatically adjusted for future stock splits

- -    OPTION PRICE
     Fair market value on the date of grant

- -    VESTING
     Equal installments over a period of three years

- -    TERM
     Ten years

- -    AUTHORIZED SHARES
     150,000 shares of Common Stock


BRIEF DESCRIPTION OF THE OPTION PLAN

The Option Plan will be administered by the Board or a committee of the Board. The Board (or such committee) will have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Option Plan, to interpret the Option Plan and any stock option issued under the Option Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Option Plan, but will have no discretion with respect to the selection of Directors to receive options, the number of shares subject to the Option Plan or to each grant, or the purchase price for shares subject to any options.

Subject to certain adjustments, options for a total of 150,000 shares of Common Stock may be granted to Non-Employee Directors under the Option Plan. On January 19, 1995, each Non-Employee Director was granted options to purchase 1,000 shares of Common Stock, subject to shareholder approval of the Option Plan.

<Page 19>

If such approval is not obtained, all outstanding options shall become void, no further grants shall be made and the Option Plan shall immediately terminate.


NON-EMPLOYEE DIRECTOR
STOCK OPTION PLAN BENEFITS

- ----------------------------------------------------------------------
Name                   Dollar value ($)*      Number of stock options
- ----------------------------------------------------------------------
Hall Adams, Jr.           $ 4,375                    1,000
Gordon C. Gray              4,375                    1,000
Donald R. Keough            4,375                    1,000
Donald G. Lubin             4,375                    1,000
Andrew J. McKenna           4,375                    1,000
Terry L. Savage             4,375                    1,000
Ballard F. Smith            4,375                    1,000
Roger W. Stone              4,375                    1,000
Robert N. Thurston          4,375                    1,000
B. Blair Vedder, Jr.        4,375                    1,000
Non-Employee
Director Group
(10 persons)               43,750                   10,000
- ----------------------------------------------------------------------
* The dollar value shown above reflects the increase of $4.375 in the Fair Market Value of the Common Stock between January 19, 1995, the date of grant, and March 1, 1995.

Each Non-Employee Director shall, on the first meeting of the Board following his or her first appointment or election as a Director of the Company, and on the date of the Company's Annual Meeting of Shareholders each year thereafter during such Director's term, automatically be granted an option to purchase 1,000 shares of Common Stock, having an exercise price of 100% of the Fair Market Value of the Common Stock on the date of grant. The term of a stock option shall be 10 years, subject to extension (but not beyond 13 years) or earlier termination by reason of death, disability, retirement or termination of Director status. Generally, stock options vest in equal installments over three years and may not be assigned or transferred except by will or by applicable laws of descent and distribution so long as required by Rule 16b-3 under the Securities Exchange Act of 1934. Payment of the option price may be made in cash, Common Stock held for at least six months, or through a broker-assisted exercise.

The Board may amend, alter or discontinue the Option Plan, but no amendment, alteration or discontinuation may be made which would (i) impair the rights of an optionee without the optionee's consent, except such an amendment which would cause the Option Plan to qualify for the exemption provided by Rule 16b-3 under the Exchange Act or (ii) disqualify the Option Plan from exemption the provided by Rule 16b-3 under the Exchange Act; provided, however, certain amendments may not be made without shareholder approval.

Only Non-Employee Directors are eligible to participate in the Option Plan. As of March 1, 1995, 10 Non-Employee Directors were eligible to participate in the Option Plan.

FEDERAL TAX CONSEQUENCES

These options are non-qualified stock options for Code purposes. The grant of non-qualified stock options does not result in any taxable income to the participant or any tax deduction to the Company. Upon the exercise of a non-qualified stock option, the excess of the market value of the shares acquired over their cost to the participant is taxable to the participant as ordinary income and is deductible by the Company. The participant's tax basis for the shares is their Fair Market Value at the time of exercise.
In addition, the participant's holding period for the shares will commence on the exercise date.


VOTING INFORMATION FOR THE PROPOSAL

The affirmative vote of the holders of a majority of the shares of Common and Preferred Stock represented in person or by proxy and entitled to vote at the Annual Meeting is required to approve the Proposal.


RECOMMENDATION

THE BOARD BELIEVES THAT THE ADOPTION OF THE OPTION PLAN WILL PROMOTE THE LONG-TERM FINANCIAL SUCCESS OF THE COMPANY BY AFFORDING AN ADDITIONAL OPPORTUNITY TO ALIGN THE INTERESTS OF NON-EMPLOYEE DIRECTORS WITH THOSE OF SHAREHOLDERS.

THE BOARD RECOMMENDS A VOTE FOR THE ADOPTION OF THE NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN.


<Page 20>

PROPOSAL THREE. APPROVAL OF THE AMENDED AND RESTATED 1992 STOCK OWNERSHIP INCENTIVE PLAN
- ----------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDED AND RESTATED 1992 STOCK OWNERSHIP INCENTIVE PLAN.

The Company's management believes that McDonald's future success and profitability will depend in large measure on its ability to continue to attract, retain and motivate highly qualified individuals and that an effective compensation policy for these individuals includes not only a competitive annual salary, but also long-term incentives linked to shareholder returns and Company performance. The Company is convinced of the important role played by stock-based incentives in retaining the services of outstanding personnel and in encouraging such employees to have a greater personal financial investment and stock ownership in the Company.

The McDonald's Corporation 1992 Stock Ownership Incentive Plan (Incentive
Plan) was adopted by the Board of Directors of the Company and approved by its shareholders effective as of June 1, 1992. The Board has amended and restated the Incentive Plan as described below, subject to shareholder approval at the Annual Meeting.

The following is a summary of the principal provisions of the amended and restated Incentive Plan (Restated Incentive Plan). Capitalized terms used in this summary which are not defined herein have the meanings ascribed to them in the Restated Incentive Plan. The full text of the Restated Incentive Plan is set forth in Exhibit B to this Proxy Statement.


PURPOSE

The primary purposes of the Restated Incentive Plan are to advance the Company's interests by encouraging and enabling employees to acquire a larger personal financial interest in the Company through the acquisition and ownership of Common Stock and to encourage identification with shareholders through employee stock ownership.


GENERAL INFORMATION

The Restated Incentive Plan provides for the granting of stock options, restricted stock awards, stock appreciation rights, performance units and stock bonuses (collectively, Awards). The Company presently intends to use the non-qualified stock option feature of the Restated Incentive Plan, and will consider the grant of other types of Awards in the future.

Awards may be granted to any full-time employee (including officers) of the Company or any of its domestic Subsidiaries, or to any employee, officer or director of any of the Company's foreign Subsidiaries. More than 22,000 employees are currently eligible to participate in the Restated Incentive Plan.


PROPOSED AMENDMENTS

The proposed amendments to the Incentive Plan are designed to:

- -    increase the number of shares of Common Stock reserved for the grant of Awards in order to insure sufficient amounts of shares available for future Awards;

- -    allow the transfer of Awards to certain family members and charitable institutions for estate planning purposes; and

- -    incorporate Code Section 162(m) requirements in order to maximize the tax deductibility of compensation relating to certain Awards to be granted by the Committee pursuant to the Restated Incentive Plan.


SCOPE OF THE RESTATED INCENTIVE PLAN

Five percent of the issued and outstanding shares of Common Stock as of the plan's effective date in 1992 were initially authorized by Shareholders for the issuance of Awards under the Incentive Plan (subject to appropriate adjustment to reflect stock dividends, stock splits, share combinations, recapitalizations and other extraordinary corporate events). As of March 27, 1995, approximately 1.9 million shares of Common Stock remained available for future grants under the Incentive Plan. In order to ensure sufficient amounts of shares available for Awards, the Restated Incentive Plan authorizes an additional 32 million shares of Common Stock to be reserved for the grant of Awards. If any Award expires or terminates without having been exercised in full or is forfeited, the shares of Common Stock associated with such expired or terminated Award shall become available for other Awards.

Common Stock issued under the Restated Incentive Plan may be either newly issued shares, treasury shares or any combination thereof. The Company presently intends to use treasury shares purchased pursuant to the Company's share repurchase program in connection with the issuance of Common Stock under the Restated Incentive Plan. As of February 28, 1995, approximately 136 million shares of Common Stock were held in treasury

<Page 21>

and an additional $500 million in share repurchase has been authorized for completion through 1996.

As of March 1, 1995, the closing price for the Common Stock on the New York Stock Exchange Composite Tape was $33.125.


PLAN ADMINISTRATION

Except for certain duties and responsibilities expressly reserved by the Board or delegated to another committee, the Restated Incentive Plan is administered by a committee of the Board of Directors (Committee). The Board's Compensation Committee of outside Directors currently acts in this capacity. The requirements prescribed by Code Section 162(m) for membership on the Committee are incorporated into the Restated Incentive Plan.

Among other things, the Committee has exclusive discretion (subject to the provisions of the Restated Incentive Plan): to select the persons to whom, and the times when, Awards are to be granted, as well as the type, size and terms of such Awards; to interpret the Restated Incentive Plan and prescribe rules and regulations thereunder; to authorize foreign Subsidiaries to adopt stock incentive plans providing for the granting of Awards which will be treated as grants under the Restated Incentive Plan; and to accelerate the exercisability of, and to waive the restrictions and conditions applicable to, Awards; subject to certain restrictions, to extend the time during which Awards may be exercised (but not beyond 15 years); and to prescribe rules and regulations concerning the transferability of any Awards. In addition, subject to the provisions of the Restated Incentive Plan and within certain limits, the Committee has the discretion to modify the terms of or replace any Award which has been granted under the Restated Incentive Plan, however, no such replacement has ever taken place under the Incentive Plan.


AWARDS UNDER THE RESTATED INCENTIVE PLAN

STOCK OPTIONS. The Restated Incentive Plan provides both for incentive stock options (Incentive Options) specifically tailored to the provisions of the Code and for options not qualifying as Incentive Options (Non-Qualified Options), each of which may (but need not) be granted in conjunction with other Awards. Incentive Options and Non-Qualified Options are sometimes referred to herein collectively as "Options."

Pursuant to the Restated Incentive Plan, the Option Price cannot be less than 100% of the Fair Market Value of the Common Stock on the Grant Date. Payment of the Option Price may be made in cash, through the exchange of Common Stock held by the grantee for at least six months, or through a broker-assisted exercise. The Committee may allow a grantee to pay the Option Price with restricted stock held by the grantee for at least six months, or to defer payment of the Option Price, on terms the Committee may determine, or may cause the Company to guarantee all or a portion of a loan to the grantee in an amount equal to the Option Price.

The Committee shall determine when an Option may be exercised, which shall be no more than 15 years after the Grant Date (ten years in the case of Incentive Options), and the manner in which each Option will become exercisable. Generally, Options are not exercisable less than one year after their respective Grant Dates. The Committee may, in its discretion, direct that shares issued upon exercise of Options be restricted and non-transferable.

RESTRICTED STOCK. Up to five million of the shares of Common Stock authorized for the Restated Incentive Plan may be awarded to eligible individuals by the Committee as shares of restricted stock. At the Committee's option, restricted stock may be made subject to forfeiture upon termination of employment, if the Company or the grantee fails to meet specified performance goals (if any) or upon failure to satisfy such other restrictions as the Committee may specify (if any). Generally, restricted stock is forfeitable at least until the first anniversary of its Grant
Date.

The Committee may specify the price, if any, to be paid by the grantee for restricted stock, except that the grantee must pay at least the Minimum Consideration for any shares other than treasury shares. Such amount shall be paid in cash or the Committee may allow the grantee to defer payment, on such terms as it may determine, or may cause the Company to guarantee all or a portion of a loan to the grantee in an amount equal to the purchase price of the restricted stock.

If a share of restricted stock is forfeited and if the grantee paid an amount for such share or acquired such share by Option exercise, upon forfeiture the Company shall pay the grantee the lesser of: (a) the amount paid or the Option Price, as the case may be, or (b) the Fair Market Value of a share of Common Stock on the date of forfeiture.

<Page 22>

STOCK APPRECIATION RIGHTS. A stock appreciation right (SAR) may be granted alone or in conjunction with another Award. A SAR is exercisable only on or after the first anniversary of its Grant Date and otherwise on conditions established by the Committee. A SAR related to another Award generally terminates upon the expiration, termination, forfeiture or exercise of the related Award, and is exercisable only to the extent that such other Award is exercisable and on such other conditions as may be established by the Committee.

Upon exercise of a SAR, the grantee must surrender the SAR and any related Award and will receive in exchange cash or, in the discretion of the Committee, Common Stock equal in value to the excess of the Fair Market Value of a share of Common Stock on the date the SAR is exercised over the Fair Market Value of a share of Common Stock on the date the SAR was granted or, if the SAR is related to an Option, the Option Price. At the time of grant, the Committee may place a limitation on the amount payable upon exercise of a SAR.

PERFORMANCE UNITS. Performance units may be granted alone or they may be granted in conjunction with other Awards. Before the grant of any performance unit, the Committee will establish performance goals and designate a period (Measuring Period) of not less than one year nor more than seven years for the measurement of attainment of such goals. The value of a performance unit (Unit Value) will be established by the Committee and may be a fixed dollar amount or an amount which varies from time to time in relation to the Fair Market Value of a share of Common Stock plus, at the Committee's option, dividends on Common Stock. The benefit realized by the grantee upon exercise of a performance unit will be the Unit Value multiplied by the Performance Percentage established by the Committee for each level of attainment of the established performance goals during the Measuring Period. Performance goals may be based on earnings per share, net income, return on equity, and/or any other measure of performance which the Committee deems appropriate. The Committee may, in its discretion, modify performance goals for any reason it may deem appropriate.

Generally, a performance unit becomes exercisable on the later of the first anniversary of its Grant Date or the first day after the end of the applicable Measuring Period and, if not issued in conjunction with another Award, is deemed exercised on the date it first becomes exercisable. A performance unit related to another Award may be exercised by giving notice to the Company and, unless otherwise provided in the applicable Award agreement, the related Award shall be cancelled.

STOCK BONUSES. The Committee is authorized, in its discretion, to grant up to an aggregate of 200,000 shares of Common Stock as stock bonuses or incentives to eligible employees, which shall not include Executive Officers.


AMENDMENT AND TERMINATION

The Restated Incentive Plan shall terminate on June 1, 2002. The Board of Directors may before that time terminate the Restated Incentive Plan and may amend or modify the Restated Incentive Plan without shareholder approval, except as may be advisable for purposes of compliance with federal securities laws or listing requirements of a national securities exchange. Termination of the Restated Incentive Plan will not affect any Awards then outstanding.


ESTIMATE OF BENEFITS

It is impossible to determine the amount of Awards that will be received by any of the grantees since the grant of Awards pursuant to the Restated Incentive Plan is within the discretion of the Committee. Information regarding Awards to the Company's Chief Executive Officer and the other four most highly compensated Executive Officers in 1994 is provided on page 14 of this Proxy Statement. In addition, in 1994, 1,237,000 options were granted to all current Executive Officers as a group under the Incentive Plan and over 11,020,000 options were granted to approximately 6,600 employees, including all current officers who are not Executive Officers. No Awards were made to Directors who are not Executive Officers.


OTHER TERMS AND CONDITIONS

In order to comply with a requirement of Code Section 162(m), the Restated Incentive Plan provides that the maximum Award payable to any participant during any three-year period shall be 2,500,000 shares of Common Stock, subject to adjustments for stock splits and other events described in the Restated Incentive Plan. Awards granted under the Incentive Plan to the Company's five highest paid executives during the last three fiscal years are described on page 14.

Awards granted under the Incentive Plan (other than shares of restricted stock) are generally non-transferable

<Page 23>

other than by will or the laws of descent and may be exercised, during a grantee's lifetime, only by the grantee. The Restated Incentive Plan allows the Committee to grant transferable Awards under limited circumstances for estate planning purposes. Restricted stock is non-transferable until it becomes non-forfeitable.

The Restated Incentive Plan contains special rules concerning the exercisability and forfeitability of Awards upon termination of employment. For a complete description of these rules, shareholders should refer to Exhibit B of this Proxy Statement.

Adjustments in the amount of Awards issuable under the Restated Incentive Plan and in any Awards outstanding may be made in order to preserve the benefits or potential benefits intended to be made available to participants, in the event of merger, consolidation, reorganization, the sale of all or substantially all the assets of the Company, recapitalization, reclassification, stock splits, stock dividends or similar events.

The Company may make such provisions as it deems appropriate to withhold any taxes due in connection with any Award and may require the grantee to satisfy any relevant tax requirements before authorizing any issuance of shares to a grantee or its transferee. Grantees may elect, subject to Committee approval, to have shares of Common Stock otherwise issuable to them withheld to satisfy federal, state and local withholding tax liability with respect to the exercise of Awards in the year such exercise becomes taxable.


FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS

The following is a brief description of the principal United States federal income tax consequences related to Options granted under the Restated Incentive Plan.

NON-QUALIFIED OPTIONS. In general: (a) a grantee will not be subject to tax at the time a Non-Qualified Option is granted; (b) an amount equal to the difference between the Option Price and the fair market value of the shares acquired on the date of exercise will be included in the grantee's ordinary income in the taxable year in which the Non-Qualified Option is exercised by the grantee or its transferee; (c) the Company will be entitled to deduct such amount in the taxable year in which such grantee includes such amount in income; and (d) upon disposition of shares acquired upon exercise, appreciation or depreciation after the date of exercise will be treated as either capital gain or capital loss.

Where an Option provides for issuance of stock subject to restrictions, the grantee receiving such restricted stock upon exercise will not recognize income for tax purposes until the restrictions lapse. In these situations, the grantee will generally have taxable income upon lapse of the restriction equal to the amount by which the Fair Market Value of the shares at the time the restriction lapses exceeds the Option Price. Proceeds from the sale of stock sold after the restriction period will be taxable as a capital gain or capital loss, depending upon the amount by which the sale price exceeds or is less than the Fair Market Value of the stock at the end of the restriction period.

Alternatively, a grantee who received stock subject to restrictions on transfer can elect to recognize income immediately upon exercise of the Option, in which case taxable income is generally determined at the time of Option exercise and the time of the sale of the stock as explained in the first paragraph of this section. However, if a grantee who has elected to recognize income immediately upon exercise of Options for restricted stock subsequently sells the stock to the Company as required by the terms of the restriction, any loss on the sale will be limited to the amount (if any) by which the Option Price exceeds the amount paid by the Company on such sale.

Generally, the Company will be entitled to a tax deduction in the amount of the ordinary income realized by the employee in the year the Option is exercised or the restrictions lapse, whichever is applicable.

If the grantee pays the Option Price, in whole or in part, with previously acquired shares, the exchange will not affect the tax treatment of the exercise. Upon such exchange, no gain or loss is recognized upon delivery of the previously acquired shares to the Company, and the shares received by the grantee equal in number to the previously acquired shares exchanged therefor will have the same basis and holding period for capital gain purposes as the previously acquired shares.

Shares received by the grantee in excess of the number of previously acquired shares will have a basis equal to the fair market value of such additional shares as of the date ordinary income equal to such fair market value is realized and a holding period which commences as of such date.

INCENTIVE OPTIONS. In general, a grantee will not be subject to tax at the time an Incentive Option is granted or exercised. However, the excess of the Fair Market Value of the

<Page 24>

shares received upon exercise of the Incentive Option over the Option Price is potentially subject to the alternative minimum tax. Upon disposition of the shares acquired upon exercise of an Incentive Option, capital gain or capital loss will be recognized in an amount equal to the difference between the sale price and the Option Price, provided that the grantee has not disposed of the shares within two years of the date of grant or within one year from the date of exercise and further provided that the grantee has been employed by the Company at all times from the Grant Date until the date three months before the date of exercise (one year in the case of permanent disability). If the grantee disposes of the shares without satisfying both the holding period and employment requirements (a Disqualifying Disposition), the grantee will recognize ordinary income at the time of such Disqualifying Disposition to the extent of the difference between the Option Price and the lesser of the Fair Market Value of the shares on the date the Incentive Option is exercised or the amount realized on such Disqualifying Disposition. Any remaining gain or loss is treated as a capital gain or capital loss.

If the grantee pays the Option Price, in whole or in part, with previously acquired shares, the exchange will not affect the tax treatment of the exercise. Upon such exchange, and except for Disqualifying Dispositions, no gain or loss is recognized upon the delivery of the previously acquired shares to the Company, and the shares received by the grantee equal in number to the previously acquired shares exchanged therefor will have the same basis and holding period for capital gain or capital loss purposes as the previously acquired shares. Shares received by the grantee in excess of the number of previously acquired shares will have a basis of zero and a holding period which commences as of the date the shares are issued to the grantee upon exercise of the Incentive Option. If such an exercise is effected using shares previously acquired through the exercise of an Incentive Option, the exchange of the previously acquired shares will be considered a disposition of such shares for the purpose of determining whether a Disqualifying Disposition has occurred. The Company is not entitled to a tax deduction upon either the exercise of an Incentive Option or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the grantee recognized ordinary income in a Disqualifying Disposition.

SECTION 162(m). Subject to certain exceptions, Section 162(m) of the Code places a $1 million annual limit on a company's tax deduction for compensation paid to a "covered employee". A "covered employee" is defined as the company's chief executive officer and the other four highest paid officers named in its proxy statement. Compensation in excess of $1 million will, however, continue to be tax deductible by the company if such compensation satisfies the applicable requirements for the "performance-based compensation" exception (Performance Exception).

The Restated Incentive Plan incorporates the requirements for the Performance Exception that are applicable to its stock option and stock appreciation right features and, where appropriate, it is expected that the Committee will administer the Restated Incentive Plan in order to satisfy any other requirements for the Performance Exception. Changes in the Restated Incentive Plan include a cap on the Awards that may be made to any grantee over a three-year period and the adoption of requirements contained in Section 162(m) for membership on the Committee. As a result, it is anticipated that the Company will be able to maximize the tax deductibility of the compensation attributable to non-qualified stock options. Compensation received by a covered employee which is attributable to the other Award features contained in the Restated Incentive Plan will not qualify for the Performance Exception unless additional requirements are satisfied, including the proper establishment of performance goals, shareholder approval of these goals and certification by the Committee that the goals have been attained.

VOTING INFORMATION FOR THE PROPOSAL

The affirmative vote of the holders of a majority of the shares of Common and Preferred Stock represented in person or by proxy and entitled to vote at the Annual Meeting is required to approve the Proposal.


RECOMMENDATION

THE BOARD BELIEVES THAT THE APPROVAL OF THE RESTATED INCENTIVE PLAN WILL FURTHER ALIGN EMPLOYEE INTERESTS WITH THOSE OF SHAREHOLDERS AND MAXIMIZE THE TAX DEDUCTIBILITY OF COMPENSATION PAYABLE TO CERTAIN OF THE COMPANY'S EXECUTIVE OFFICERS.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE AMENDED AND RESTATED 1992 STOCK OWNERSHIP INCENTIVE PLAN.


<Page 25>

EXHIBIT A.  McDONALD'S CORPORATION NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
- ----------------------------------------------------------------------

SECTION 1.  PURPOSE; DEFINITIONS

The purposes of the Plan are to promote the long-term success of the Company by enhancing the long-term mutuality of interests between the Non-Employee Directors and shareholders of the Company and to provide a means through which the Company may attract able persons as directors of the Company.

     For purposes of the Plan, the following terms are defined as set forth below:

     "Board" means the Board of Directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

     "Common Stock" means the common stock of the Company, without par value.

     "Company" means McDonald's Corporation, a Delaware corporation.

     "Disability" with respect to a Participant means a physical or mental condition that prevents the Participant from performing his or her duties as a member of the Board, and which is expected to be permanent or for an indefinite duration exceeding one year.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

     "Fair Market Value" means, as of any applicable date, the closing price, regular way, of the Common Stock as reported on the New York Stock Exchange Composite Tape or, if no such reported sale of the Common Stock shall have occurred on such date, on the next preceding date on which there was a such reported sale.

     "Non-Employee Director" means a person who as of any applicable date is a member of the Board and is not an officer or employee of the Company or any subsidiary of the Company.

     "Optionee" means a Participant or any permissible transferee as described in Section 5(e)(v).

     "Participant" means a Non-Employee Director who is granted a Stock Option hereunder.

     "Plan" means the McDonald's Corporation Non-Employee Director Stock Option Plan as set forth herein and as hereafter amended from time to time.

     "Retirement" means termination of an individual's directorship with at least ten years of service as a member of the Board or after age 70.

     "Stock Option" means a non-qualified option to purchase shares of Common Stock.

     "Termination of Directorship" means the date upon which any Participant ceases to be a member of the Board for any reason whatsoever.

     In addition, certain other terms used herein have definitions given to them in the first place in which they are used.


SECTION 2.  ADMINISTRATION

The Plan shall be administered by the Board or by a duly appointed committee of the Board having such powers as shall be specified by the Board. The Board (or such committee) shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Stock Option issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

     Notwithstanding the foregoing, the selection of the Non-Employee Directors to whom Stock Options are to be granted, the timing of such grants, the number of shares subject to any Stock Option, the exercise price of any Stock Option, the periods during which any Stock Option may be exercised and the term of any Stock Option shall be as hereinafter provided, and the Board (or such committee) shall have no discretion as to such matters. The Plan is intended to allow Non-Employee Directors to receive Stock Options without such Stock Options causing them to cease to be "disinterested persons" (within the meaning of Rule 16b-3 under the Exchange Act) with respect to other stock plans of the Company. To the extent that any provision of the Plan or action by the Board (or such committee) with respect thereto would be inconsistent with such intent, such provision or action shall be null and void.

     The determination of the Board (or such committee) on all matters relating to the Plan or any agreement relating thereto shall be conclusive and final. No member of the Board (or such committee) shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Option.


<Page 26>

SECTION 3.  STOCK SUBJECT TO PLAN

Subject to adjustment as provided herein, the total number of shares of Common Stock of the Company available for grant under the Plan while it is in effect shall not exceed 150,000. Such shares may be treasury shares or newly issued shares, as may be determined from time to time by the Board (or the designated committee). The shares of Common Stock related to the unexercised or undistributed portion of any terminated, expired or forfeited Stock Option shall be made available in connection with future Stock Option grants under the Plan.

     In the event of any stock dividend, stock split, reverse stock split, share combination, recapitalization, merger, consolidation, acquisition of property or shares, separation, asset spin-off, reorganization, stock rights offering, liquidation or similar event, of or by the Company, the aggregate number of shares of Common Stock reserved for issuance under the Plan, the number and option price of shares of Common Stock subject to outstanding Stock Options and the Grant Amounts specified in Section 5 shall be appropriately adjusted to the extent that such adjustment is necessary to preserve the economic value of the unexercised Stock Options and of any future Stock Option grants; provided, however, that the number of shares subject to any Stock Option shall always be a whole number.
Share amounts shall be rounded up to the nearest whole number.


SECTION 4.  ELIGIBILITY

Only individuals who are Non-Employee Directors are eligible to be granted Stock Options under the Plan.


SECTION 5.  STOCK OPTIONS

     (a) Initial grants. As of the effective date of the Plan, a Stock Option to purchase 1,000 shares of Common Stock (the "Initial Grant Amount") is granted to each person who on that date is an incumbent Non-Employee Director.

     (b) Subsequent grants. With respect to each person who first becomes a Non-Employee Director after the effective date of the Plan, a Stock Option to purchase 1,000 shares of Common Stock (the "Subsequent Grant Amount") is granted as of the date such person is elected or appointed as a Non-Employee Director. Such subsequent grant shall be in addition to any annual grants of Stock Options as described in Section 5(c) below.

     (c) Annual grants. On the date of each annual meeting of the Company's shareholders following the effective date of the Plan, each person who is a Non-Employee Director immediately following such meeting (regardless of whether elected, re-elected or retained as a Non-Employee Director at such meeting) shall automatically be granted a Stock Option to purchase 1,000 shares of Common Stock (the "Annual Grant Amount") as of such meeting date. (The Initial Grant Amount, the Subsequent Grant Amount and the Annual Grant Amount shall sometimes be referred to herein collectively as the "Grant Amounts".)

     (d) Available shares. In the event that the number of shares of Common Stock available for future grant under the Plan is insufficient to make all automatic grants required to be made on a given date, then all Non-Employee Directors entitled to a grant on such date shall share ratably in the number of Stock Options on shares available for grant under the Plan.

     (e) Terms. Stock Options granted under the Plan shall be subject to the following terms and conditions in addition to those set forth above.

          (i) Option term. The term of each Stock Option shall be 10 years from the date the Stock Option is granted, subject to extension or earlier termination as provided herein.

          (ii) Exercisability.  Subject to the express provisions of this
Section 5(e), Stock Options shall be exercisable as follows:

               (A) beginning on the first anniversary of the date of grant, for whole shares up to one-third of the shares of Common Stock covered by the Stock Option;

               (B) beginning on the second anniversary of the date of grant, for whole shares up to two-thirds of such shares; and

               (C) beginning on the third anniversary of the date of grant and thereafter until the expiration of the term of the Stock Option, for whole shares up to 100% of such shares.

     Notwithstanding any of the provisions of this Section 5(e), no Stock Option shall be exercisable during the first six months after the grant date (or the date of shareholder approval in the case of the Initial Grants), unless compliance


<Page 27>

with such holding period is not required to qualify for an exemption from potential liability under Section 16 of the Exchange Act.

     Notwithstanding the foregoing, upon approval by the shareholders of the Company of a plan of liquidation for the Company, any unexercised options theretofore granted shall thereupon become exercisable.

          (iii) Option price. The option price per share of Common Stock covered by a Stock Option shall be the Fair Market Value of Common Stock as of the date of grant. Such price shall be subject to adjustment as provided in Section 3.

          (iv) Methods of exercise.  Subject to the provisions of this
Section 5, Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company specifying the number of shares of Common Stock subject to the Stock Option to be purchased. Such notice shall be accompanied by payment in full of the purchase price. Payment of the purchase price may, at the election of the Optionee, be made in any one or any combination of the following: (A) cash, (B) Common Stock held for at least six months prior to exercise of the Stock Option, valued at its Fair Market Value on the date of exercise,
(C) through simultaneous sale through a broker of shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board.

          No shares of Common Stock shall be issued until full payment therefor has been made. An Optionee shall have all rights as a shareholder of the Company holding Common Stock as soon as practicable following written notice of exercise, payment in full for such shares and the Company's receipt of the representation described in Section 7(a), if applicable.

          (v) Non-transferability of stock options. No Stock Option shall be transferable by the Participant other than by will or by the laws of descent and distribution. All Stock Options shall be exercisable during the Participant's lifetime, only by the Participant or by the guardian or legal representative of the Participant.

          The foregoing restrictions on transferability shall not apply to Stock Options granted after the Board (or such committee) has determined that such restrictions are not then required for grants under the Plan to satisfy the requirements for the exemption provided by Rule 16b-3 under the Exchange Act (in the form then applicable to the Company) or for Non-
Employee Directors to qualify as "disinterested persons" for purposes of such Rule; provided, however, that (i) any transfer of a Stock Option is to be made for no consideration to any of the following permissible transferees: (w) any member of the Immediate Family of the Participant to whom such Stock Option was granted, (x) any trust solely for the benefit of members of the Participant's Immediate Family, (y) any partnership whose only partners are members of the Participant's Immediate Family or (z)
Ronald McDonald Children's Charities or any Ronald McDonald House, and (ii) the transferee shall remain subject to all of the terms and conditions applicable to such Stock Option prior to such transfer. "Immediate Family" means, with respect to a particular Participant, such Participant's spouse, children and grandchildren.

          (vi) Termination for cause. If a Termination of Directorship occurs for cause pursuant to Article Thirteenth (c) of the Company's Restated Certificate of Incorporation, any unexercised Stock Option shall thereupon terminate.

          (vii) Termination by reason of death or disability. If a Termination of Directorship occurs by reason of the death or Disability of a Participant, any unexercised option, whether or not exercisable on the date of such Termination of Directorship, may be exercised, in whole or in part, at any time within three years after such Termination of Directorship by the Participant, a permissible transferee (as such term is described in Section 5(e)(v) above) or by the Participant's personal representative after the Participant's death.

          (viii) Termination on account of retirement. If a Termination of Directorship occurs by reason of Retirement, any unexercised option, whether or not exercisable on the date of such Termination of Directorship, may be exercised, in whole or in part, for a period of three years from the Participant's Retirement or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

          (ix) Other termination. If a Termination of Directorship occurs for any reason other than for cause (as described in Section 5(e)(vi) above) or the death, Disability or Retirement of a Participant, any unexercised option to the extent exercisable on the date of Termination


<Page 28>

of Directorship, may be exercised, in whole or in part, at any time within one year after the Participant's Termination of Directorship.

          (x) Extension of term. Upon Termination of Directorship by reason of death or Disability, the term of any Stock Option which by its terms would otherwise expire after the Participant's Termination of Directorship but prior to the end of the period following the Participant's Termination of Directorship described in Section 5(e)(vii) above for exercise of Stock Options shall be extended so as to permit any unexercised portion thereof to be exercised at any time within such period; provided, however, that in no event may the term of any Stock Option expire more than 13 years after the grant date of such Stock Option.


SECTION 6.  TERM, AMENDMENT AND TERMINATION

The Plan will terminate on the tenth anniversary of the effective date or at such earlier date as the Board may determine. Termination of the Plan shall not affect any Stock Options then outstanding under the Plan.

     The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would (a) impair the rights of an Optionee under a Stock Option without the Optionee's consent, except such an amendment made to cause grants and other transactions under the Plan to qualify for the exemption provided by Rule 16b-3; or (b) disqualify grants and other transactions under the Plan from the exemption provided by Rule 16b-3; provided, however, no amendment to the Plan may be made by the Board without approval of shareholders which (i) changes the criteria for Non-Employee Directors who can receive Stock Options under the Plan, (ii) changes vesting conditions, term of exercisability, timing, amount or exercise price of Stock Options under the Plan, or (ii) materially increases the aggregate number of shares of Common Stock which may be issued under the Plan. In addition, (a) no amendment shall be made without the approval of the Company's shareholders to the extent such approval is required by law or agreement and (b) if required, the Plan shall not be materially amended more often than once every six months other than to comport with changes in the Code or the rules and regulations promulgated thereunder.


SECTION 7.  GENERAL PROVISIONS

     (a) Unless the shares have been registered under the Securities Act of 1933, as amended, each person purchasing or receiving shares of Common Stock pursuant to a Stock Option shall represent to and agree with the Company in writing that such person is acquiring the shares of Common Stock without a view to the distribution thereof. Any certificates for such shares of Common Stock shall include an appropriate legend to reflect the restrictions on transfer.

     (b) Nothing contained in the Plan shall prevent the Company or any subsidiary from adopting other or additional compensation arrangements for its Non-Employee Directors.

     (c) The Plan and all Stock Options awarded and actions taken with respect thereto shall be governed by and construed in accordance with the laws of the State of Illinois except its law with respect to choice of law.

     (d) Benefits payable under the Plan to any person shall be paid directly by the Company. The Company shall not be required to fund, or otherwise segregate assets to be used for payment of, benefits under the Plan.

     (e) Nothing in the Plan, or any Stock Option granted under the Plan, shall confer any right to any person to continue as a director of the Company or interfere in any way with the rights of the shareholders of the Company or the Board to elect and remove directors.


SECTION 8.  EFFECTIVE DATE OF PLAN

The Plan has been adopted by the Board and has become effective on January 19, 1995, subject to approval of the Plan by the shareholders of the Company at the Company's Annual Meeting to be held on or about May 26, 1995 or any adjournment thereof. Notwithstanding any other provision of this Plan, no Stock Option may be exercised before such shareholder approval is obtained and, if such approval is not obtained, all outstanding Stock Options shall become void, no further grants shall be made, and the Plan shall immediately terminate.


<Page 29>

EXHIBIT B. McDONALD'S CORPORATION 1992 STOCK OWNERSHIP INCENTIVE PLAN AS AMENDED AND RESTATED AS OF JUNE 1, 1995
- ----------------------------------------------------------------------

THE PLAN

McDonald's Corporation, a Delaware corporation (the "Company"), first established the McDonald's Corporation 1992 Stock Ownership Incentive Plan (the "Prior Plan" ) on June 1, 1992. The following provisions constitute an amendment and restatement of the Prior Plan, effective as of June 1, 1995. The provisions of this Plan do not apply to or affect any Awards heretofore granted under the Prior Plan or under any other stock option plan of the Company, and all such Awards continue to be governed by and subject to the applicable provisions of the Prior Plan or any other stock option plan of the Company.

1.   PURPOSE

The purpose of this Plan is to advance the interest of the Company by encouraging and enabling the acquisition of a larger personal financial interest in the Company by those employees upon whose judgment and efforts the Company is largely dependent for the successful conduct of its operations. An additional purpose of this Plan is to provide a means by which employees of the Company and its Subsidiaries can acquire and maintain Stock ownership, thereby strengthening their commitment to the success of the Company and their desire to remain employed by the Company and its Subsidiaries. It is anticipated that the acquisition of such financial interest and Stock ownership will stimulate the efforts of such employees on behalf of the Company, strengthen their desire to continue in the service of the Company and encourage shareholder and entrepreneurial perspectives through employee stock ownership. It is also anticipated that the opportunity to obtain such financial interest and Stock ownership will prove attractive to promising new employees and will assist the Company in attracting such employees.

2.   DEFINITIONS

As used in this Plan, terms defined parenthetically immediately after their use shall have the respective meanings provided by such definitions and the terms set forth below shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     (a) "Award" means options, shares of restricted stock, stock appreciation rights, performance units or stock bonuses granted under this Plan.

     (b)  "Award Agreement" has the meaning specified in Section 4(c)(v).

     (c)  "Board" means the Board of Directors of the Company.

     (d) "Cause" includes termination based on the commission of any act or acts involving dishonesty, fraud, illegality or moral turpitude.

     (e) "Code" means the Internal Revenue Code of 1986, as amended, and regulations and rulings thereunder. References to a particular section of the Code shall include references to successor provisions.

     (f) "Committee" means the committee of the Board appointed pursuant to Section 4.

     (g) "Company" has the meaning set forth in the introductory paragraph.

     (h) "Disability" means, as relates to the exercise of an incentive stock option after termination of employment, a disability within the meaning of Section 22(e)(3) of the Code, and for all other purposes, a mental or physical condition which, in the opinion of the Committee, renders a Grantee unable or incompetent to carry out the job responsibilities which such Grantee held or the tasks to which such Grantee was assigned at the time the disability was incurred, and which is expected to be permanent or for an indefinite duration exceeding one year.

     (i)  "Effective Date" means June 1, 1992.

     (j) "Fair Market Value" of any security of the Company means, as of any applicable date the closing price, regular way, of the security as reported on the New York Stock Exchange Composite Tape, or if no such reported sale of the security shall have occurred on such date, on the next preceding date on which there was such a reported sale.

     (k) "Grant Date" means the date on which an Award shall be duly granted, as determined in accordance with Section 6(a)(i).
     (l)  "Grantee" means an individual who has been granted an Award.

     (m) "including" or "includes" means "including, without limitation," or "includes, without limitation."

     (n)  "Measuring Period" has the meaning specified in Section
6(f)(i)(B).

     (o) "Minimum Consideration" means $.01 per share or such larger amount determined pursuant to resolution of the Board to be capital within the meaning of Section 154 of the Delaware General Corporation law.


<Page 30>

     (p) "1934 Act" means the Securities Exchange Act of 1934, as amended. References to a particular section of, or rule under, the 1934 Act shall include references to successor provisions.

     (q) "Option Price" means the per share purchase price of Stock subject to an option.

     (r)  "Performance Percentage" has the meaning specified in
Section 6(f)(i)(C).

     (s) "Plan" means the McDonald's Corporation 1992 Stock Ownership Incentive Plan, as amended and restated in the manner set forth in the introductory paragraph.

     (t) "Retirement" means a termination of employment with the Company and its Subsidiaries any time after attaining age 60 with at least 20 years of Company service (excluding any termination of employment to become an owner-operator of a McDonald's restaurant).

     (u)  "SEC" means the Securities and Exchange Commission.

     (v) "Section 16 Grantee" means a person subject to potential liability under Section 16(b) of the 1934 Act with respect to transactions involving equity securities of the Company.

     (w)  "Stock" means the common stock of the Company, without par value.

     (x) "Subsidiary" means (i) with respect to incentive stock options, a corporation as defined in Section 424(f) of the Code with the Company being treated as the employer corporation for purposes of this definition, and
(ii) for all other purposes any entity in which the Company directly or through intervening subsidiaries owns twenty-five percent (25%) or more of the total combined voting power or value of all classes of stock or, in the case of an unincorporated entity, a twenty-five percent (25%) or more interest in the capital and profits.

     (y) "10% Owner" means a person who owns stock (including stock treated as owned under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company.

3.   SCOPE OF THIS PLAN

     (a)  The number of shares of Stock which represented five percent (5%)
of the number of issued and outstanding shares of Stock as of June 1, 1992 was made available and reserved for delivery on account of the exercise of Awards and payment of benefits in connection with Awards. Effective
June 1, 1995, an additional 32 million shares of Stock are made available and are reserved for delivery on account of the exercise of Awards and payment of benefits in connection with Awards. Such shares may be treasury shares or newly issued shares, as may be determined from time to time by the Board or the Committee.

     (b) Subject to adjustment as provided in Section 23, the maximum number of Shares of Stock for which Awards may be granted to any Grantee in any three-year period shall not exceed 2,500,000.

     (c) Subject to Section 3(a) and (b) (as to the maximum number of shares of Stock available for delivery in connection with Awards) and to
Section 3(d), up to 5,000,000 shares of restricted stock, and up to 200,000 bonus shares of Stock may be granted under this Plan.

     (d) If and to the extent an Award shall expire or terminate for any reason without having been exercised in full (including a cancellation and re-grant of an option pursuant to Section 16), or shall be forfeited, without, in either case, the Grantee having enjoyed any of the benefits of stock ownership (other than voting rights or dividends that are likewise forfeited), the shares of Stock (including restricted stock) associated with such Award shall become available for other Awards.

4.   ADMINISTRATION

     (a) Subject to Section 4(b), this Plan shall be administered by a committee ("Committee") of the Board of Directors. All members of the Committee shall be "Outside Directors" as defined or interpreted for purposes of Section 162(m) of the Code. The composition of the Committee shall also be subject to such limitations as the Board deems appropriate to permit transactions in Stock pursuant to this Plan to be exempt from liability under Rule 16b-3 under the 1934 Act.

     (b) The Board may, in its discretion, reserve to itself or delegate to another committee of the Board any or all of the authority and responsibility of the Committee with respect to Awards to Grantees who are not Section 16 Grantees at the time any such delegated authority or responsibility is exercised. Such other committee may consist of two or more directors who may, but need not be, officers or employees of the Company or of any of its Subsidiaries. To the extent that the Board has reserved to itself or delegated to such other committee the authority and responsibility of the Committee, all references to the Committee in this Plan shall be to the Board or such other committee.


<Page 31>

     (c) The Committee shall have full and final authority, in its discretion, but subject to the express provisions of this Plan, as follows:

          (i)  to grant Awards,

          (ii) to determine (A) when Awards may be granted, and (B) whether or not specific Awards shall be identified with other specific Awards, and if so whether they shall be exercisable cumulatively with or alternatively to such other specific Awards,

          (iii) to interpret this Plan and to make all determinations necessary or advisable for the administration of this Plan,

          (iv) to prescribe, amend, and rescind rules and regulations relating to this Plan, including rules with respect to the exercisability and nonforfeitability of Awards upon the termination of employment of a Grantee,

          (v) to determine the terms and provisions and any restrictions or conditions (including specifying such performance criteria as the Committee deems appropriate, and imposing restrictions with respect to stock acquired upon exercise of an option, which restrictions may continue beyond the Grantee's termination of employment) of the written agreements by which all Awards shall be evidenced ("Award Agreements") which need not be identical and, with the consent of the Grantee, to modify any such Award Agreement at any time,

          (vi) to cancel, with the consent of the Grantee, outstanding Awards and to grant new Awards in substitution therefor,

          (vii) to authorize foreign Subsidiaries to adopt plans as provided in Section 15,

          (viii) to delegate its duties and responsibilities under this Plan with respect to such foreign Subsidiary plans, except its duties and responsibilities with respect to Section 16 Grantees, and (A) the acts of such delegates shall be treated hereunder as acts of the Committee and (B) such delegates shall report to the Committee regarding the delegated duties and responsibilities,

          (ix) to accelerate the exercisability of, and to accelerate or waive any or all of the restrictions and conditions applicable to, any Award, or any group of Awards for any reason,

          (x) subject to Section 6(a)(ii), to extend the time during which any Award or group of Awards may be exercised,

          (xi) to make such adjustments or modifications to Awards to Grantees working outside the United States as are necessary and advisable to fulfill the purposes of this Plan,

          (xii) to impose such additional conditions, restrictions, and limitations upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including requiring simultaneous exercise of related identified Awards, and limiting the percentage of Awards which may from time to time be exercised by a Grantee, and

          (xiii) to prescribe rules and regulations concerning the transferability of any Awards granted on or after June 1, 1995.

     The determination of the Committee on all matters relating to this Plan or any Award Agreement shall be conclusive and final. No member of the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any Award.

5.   ELIGIBILITY

Awards may be granted to any full-time employee (including any officer) of the Company or any of its domestic Subsidiaries, or any employee, officer or director of any of the Company's foreign Subsidiaries. In selecting the individuals to whom Awards may be granted, as well as in determining the number of shares of Stock subject to, and the other terms and conditions applicable to, each Award, the Committee shall take into consideration such factors as it deems relevant in promoting the purposes of this Plan.

6.   CONDITIONS TO GRANTS

     (a)  General conditions.

          (i) The Grant Date of an Award shall be the date on which the Committee grants the Award or such later date as specified in advance by the Committee.

          (ii) The term of each Award (subject to Section 6(c) with respect to incentive stock options) shall be a period of not more than 15 years from the Grant Date, and shall be subject to earlier termination as herein provided.
          (iii) A Grantee may, if otherwise eligible, be granted additional Awards in any combination.

     (b) Grant of options and option price. No later than the Grant Date of any option, the Committee shall determine


<Page 32>

the Option Price of such option. The Option Price of an option shall not be less than 100% of the Fair Market Value of the Stock on the Grant Date. Such price shall be subject to adjustment as provided in Section 23. The Award Agreement may provide that the option shall be exercisable for restricted stock.

     (c) Grant of incentive stock options. At the time of the grant of any option, the Committee may designate that such option shall be made subject to additional restrictions to permit it to qualify as an "incentive stock option" under the requirements of Section 422 of the Code. Any option designated as an incentive stock option:

          (i)  shall not be granted to a 10% Owner;

          (ii) shall be for a period of not more than 10 years from the Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;

          (iii) shall not have an aggregate Fair Market Value (determined for each incentive stock option at its Grant Date) of Stock with respect to which incentive stock options are exercisable for the first time by such Grantee during any calendar year (under this Plan and any other employee stock option plan of the Grantee's employer or any parent or Subsidiary thereof ("Other Plans")), determined in accordance with the provisions of
Section 422 of the Code, which exceeds $100,000 (the "$100,000 Limit");

          (iv) shall, if the aggregate Fair Market Value of Stock (determined on the Grant Date) with respect to all incentive stock options previously granted under this Plan and any Other Plans ("Prior Grants") and any incentive stock options under such grant (the "Current Grant") which are exercisable for the first time during any calendar year would exceed the $100,000 Limit, be exercisable as follows:

               (A) the portion of the Current Grant exercisable for the first time by the Grantee during any calendar year which would, when added to any portions of any Prior Grants, be exercisable for the first time by the Grantee during such calendar year with respect to Stock which would have an aggregate Fair Market Value (determined as of the respective Grant Date for such options) in excess of the $100,000 Limit shall, notwithstanding the terms of the Current Grant, be exercisable for the first time by the Grantee in the first subsequent calendar year or years in which it could be exercisable for the first time by the Grantee when added to all Prior Grants without exceeding the $100,000 Limit; and

               (B) if, viewed as of the date of the Current Grant, any portion of a Current Grant could not be exercised under the provisions of the immediately preceding sentence during any calendar year commencing with the calendar year in which it is first exercisable through and including the last calendar year in which it may by its terms be exercised, such portion of the Current Grant shall not be an incentive stock option, but shall be exercisable as a separate option at such date or dates as are provided in the Current Grant;

          (v) shall be granted within 10 years from the earlier of the date this Plan is adopted or the date this Plan is approved by the stockholders of the Company;
          (vi) shall require the Grantee to notify the Committee of any disposition of any Stock issued pursuant to the exercise of the incentive stock option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition; and

          (vii) shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee's lifetime, only by the Grantee; provided, however, that the Grantee may, to the extent provided in this Plan and in a manner specified by the Committee, designate in writing a beneficiary to exercise his incentive stock option after the Grantee's death.

     Notwithstanding the foregoing and Section 4(c)(v), the Committee may, without the consent of the Grantee, at any time before the exercise of an option (whether or not an incentive stock option), take any action necessary to prevent such option from being treated as an incentive stock option.

     (d)  Grant of Shares of Restricted Stock.

          (i) The Committee may, in its discretion grant shares of restricted stock to any individual eligible under Section 5 to receive Awards.

          (ii) The Committee shall, in its discretion, determine the amount, if any, that a Grantee shall pay for shares of restricted stock, subject to the following sentence. Except with respect to shares of restricted stock that are treasury shares, for which no payment need be required, the


<Page 33>

Committee shall require the Grantee to pay at least the Minimum Consideration for each share of restricted stock granted to such Grantee. Such payment shall be made in full by the Grantee before the delivery of the shares and in any event no later than 10 days after the Grant Date for such shares. In the discretion of the Committee and to the extent permitted by law, payment may also be made in accordance with Section 10.

          (iii) The Committee may, but need not, provide that all or any portion of a Grantee's Award of restricted stock, or restricted stock acquired upon exercise of an option shall be forfeited:

               (A) except as otherwise specified in the Award Agreement, upon the Grantee's termination of employment for reasons other than death, disability or any other reason specified in the Award Agreement within a specified time period after the Grant Date, or

               (B) if the Company or the Grantee does not achieve specified performance goals (if any) within a specified time period after the Grant Date and before the Grantee's termination of employment, or

               (C) upon failure to satisfy such other restrictions as the Committee may specify in the Award Agreement; provided that subject to Sections 4(c)(ix) and 14, in no case shall such Award become nonforfeitable before the first anniversary of the Grant Date.

          (iv) If a share of restricted stock is forfeited, then (A) if the Grantee was required to pay for such share or acquired such restricted stock upon the exercise of an option, the Grantee shall be deemed to have resold such share of restricted stock to the Company at the lesser of
(1) the amount paid or, if the restricted stock was acquired on exercise of an option, the Option Price paid by the Grantee for such share of restricted stock, or (2) the Fair Market Value of a share of Stock on the date of such forfeiture; (B) the Company shall pay to the Grantee the amount determined under clause (A) of this sentence as soon as is administratively practical; and such share of restricted stock shall cease to be outstanding, and shall no longer confer on the Grantee thereof any rights as a stockholder of the Company, from and after the later of the date the event causing the forfeiture occurred or the date of the Company's tender of the payment specified in clause (B) of this sentence, whether or not such tender is accepted by the Grantee.

          (v) The Committee may provide that any share of restricted stock shall be held (together with a stock power executed in blank by the Grantee) in escrow by the Secretary of the Company until such shares become nonforfeitable or are forfeited. Any share of restricted stock shall bear an appropriate legend specifying that such share is non-transferable and subject to the restrictions set forth in this Plan and the Award Agreement. If any shares of restricted stock become nonforfeitable, the Company shall cause certificates for such shares to be issued or reissued without such legend.

     (e) Grant of stock appreciation rights. When granted, stock appreciation rights may, but need not, be identified with shares of Stock subject to a specific option, specific shares of restricted stock, or specific performance units of the Grantee (including any option, shares of restricted stock, or performance units granted on or before the Grant Date of the stock appreciation rights) in a number equal to or different from the number of stock appreciation rights so granted. If stock appreciation rights are identified with shares of Stock subject to an option, with shares of restricted stock, or with performance units, then, unless otherwise provided in the applicable Award Agreement, the Grantee's associated stock appreciation rights shall terminate upon (i) the expiration, termination, forfeiture or cancellation of such option, shares of restricted stock, or performance units, (ii) the exercise of such option or performance units, or (iii) the date such shares of restricted stock become nonforfeitable.

     (f)  Grant of performance units.

          (i) Before the grant of any performance unit, the Committee shall:

               (A)  determine performance goals applicable to such grant,

               (B) designate a period, of not less than one year nor more than seven years, for the measurement of the extent to which performance goals are attained, which period may begin prior to the Grant Date (the "Measuring Period"), and

               (C) assign a "Performance Percentage" to each level of attainment of performance goals during the Measuring Period, with the percentage applicable to minimum attainment being zero percent (0%) and the percentage applicable to maximum attainment to be determined by the Committee from time to time.


<Page 34>

          (ii) In establishing performance goals, the Committee may consider any performance factor or factors it deems appropriate, including net income, growth in net income, earnings per share, growth of earnings per share, return on equity or return on capital, remaining employed for a specified period, or any other factor. The Committee may, at any time, in its discretion, modify performance goals in order to facilitate their attainment for any reason, including recognition of unusual or nonrecurring events affecting the Company or a Subsidiary or changes in applicable laws, regulations or accounting principles. If a Grantee is promoted, demoted or transferred to a different business unit of the Company during a Measuring Period, then, to the extent the Committee determines the performance goals or Measuring Period are no longer appropriate, (A) the Committee may adjust, change or eliminate the performance goals or the applicable
Measuring Period as it deems appropriate in order to make them appropriate and comparable to the initial performance goals or Measuring Period; or (B) make a cash payment to the Grantee in an amount determined in accordance with the method described in Section 14(b)(iii), substituting the effective date of such promotion, demotion or transfer for the termination of employment referred to in Section 14(b)(iii).

          (iii) When granted, performance units may, but need not, be identified with shares of Stock subject to a specific option, specific shares of restricted stock, or specific stock appreciation rights of the Grantee granted under this Plan in a number equal to or different from the number of the performance units so granted. If performance units are identified with shares of Stock subject to an option, shares of restricted stock, or stock appreciation rights, then, unless otherwise provided in the applicable Award Agreement, the Grantee's associated performance units shall terminate upon (A) the expiration, termination, forfeiture or cancellation of such option, shares of restricted stock, or stock appreciation rights, (B) the exercise of such option or stock appreciation rights, or (C) the date such shares of restricted stock become nonforfeitable.

     (g) Grant of stock bonuses. The Committee may, in its discretion, grant shares of Stock to any individual eligible under Section 5 to receive Awards, other than executive officers of the Company.

7.   GRANTEE'S AGREEMENT TO SERVE

Each Grantee who is granted an Award shall, by executing such Grantee's Award Agreement, agree that such Grantee will remain in the employ of the Company or any of its Subsidiaries for at least one year after the Grant Date. No obligation of the Company or any of its Subsidiaries as to the length of any Grantee's employment shall be implied by the terms of this Plan, any grant of an Award hereunder or any Award Agreement. The Company and its Subsidiaries reserve the same rights to terminate employment of any Grantee as existed before the Effective Date.

8.   NON-TRANSFERABILITY

Each Award (other than restricted stock) granted hereunder shall not be assignable or transferable other than by will or the laws of descent and distribution; provided, however, that a Grantee may, in a manner specified by the Committee and to the extent provided in this Plan: (a) designate in writing a beneficiary to exercise his Award after the Grantee's death; (b) transfer an option (other than an incentive stock option), stock appreciation right or performance unit to a revocable inter vivos trust as to which the Grantee is both the settlor and the trustee; and (c) if the Award Agreement expressly permits, transfer an Award (other than restricted stock or an incentive stock option) for no consideration to any of the following permissible transferees (each a "Permissible Transferee"): (w) any member of the Immediate Family of the Grantee to whom such Award was granted, (x) any trust solely for the benefit of members of the Grantee's Immediate Family, (y) any partnership whose only partners are members of the Grantee's Immediate Family or (z) Ronald McDonald Children's Charities or any Ronald McDonald House; and further provided that (i) the transferee shall remain subject to all of the terms and conditions applicable to such Award prior to such transfer; and (ii) any such transfer shall be subject to and in accordance with the rules and regulations prescribed by the Committee in accordance with Section 4(c)(xiii). For purposes of this
Section 8, "Immediate Family" means, with respect to a particular Grantee, such Grantee's spouse, children and grandchildren.

Notwithstanding the foregoing, each Award (other than restricted stock) granted hereunder to a Section 16 Grantee shall not be assignable or transferable other than by will or the laws of descent and distribution unless the Board (or such committee) has determined that such restrictions are not then required for grants under this Plan


<Page 35>

to satisfy the requirements for the exemption provided by Rule 16b-3 under the Exchange Act (in the form then applicable to the Company), in which event the restrictions set forth in clause (c) of the preceding paragraph shall apply to any such transfer. Notwithstanding the foregoing, a Section 16 Grantee may, in a manner specified by the Committee and to the extent provided by this Plan, designate a beneficiary to exercise an Award after the Grantee's death.

Each share of restricted stock shall be non-transferable until such share becomes nonforfeitable.

9.   EXERCISE

     (a) Exercise of options. Subject to Sections 4(c)(ix) and 14 and such terms and conditions as the Committee may impose, each option shall be exercisable in one or more installments commencing not earlier than the first anniversary of the Grant Date of such option.

     Each option shall be exercised by delivery to the Company of written notice of intent to purchase a specific number of shares of Stock subject to the option. The Option Price of any shares of Stock or shares of restricted stock as to which an option shall be exercised shall be paid in full at the time of the exercise. Payment may, at the election of the Grantee, be made in any one or any combination of the following:

          (i)  cash,

          (ii) Stock held by the Grantee for at least 6 months prior to exercise of the option, valued at its Fair Market Value on the date of exercise,

          (iii) with the approval of the Committee, shares of restricted stock held by the Grantee for at least 6 months prior to exercise of the option, each valued at the Fair Market Value of a share of Stock on the date of exercise, or

          (iv) through simultaneous sale through a broker of shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board.

     In the discretion of the Committee and to the extent permitted by law, payment may also be made in accordance with Section 10.

     If restricted stock ("Tendered Restricted Stock") is used to pay the Option Price for Stock subject to an option, then the Committee may, but need not, specify that (i) all the shares of Stock acquired on exercise of the option shall be subject to the same restrictions as the Tendered Restricted Stock, determined as of the date of exercise of the option, or
(ii) a number of shares of Stock acquired on exercise of the option equal to the number of shares of Tendered Restricted Stock shall, unless the Committee provides otherwise, be subject to the same restrictions as the Tendered Restricted Stock, determined as of the date of exercise of the option.

     (b) Exercise of stock appreciation rights. Subject to Sections 4(c)(ix) and 14 and such terms and conditions as the Committee may impose, each stock appreciation right shall be exercisable not earlier than the first anniversary of the Grant Date of such stock appreciation right, to the extent the option with which it is identified, if any, may be exercised to the extent the restricted stock with which it is identified, if any, is nonforfeitable, or to the extent the performance unit with which it is identified, if any, may be exercised unless otherwise provided by the Committee. Stock appreciation rights shall be exercised by delivery to the Company of written notice of intent to exercise a specific number of stock appreciation rights. Unless otherwise provided in the applicable Award Agreement, the exercise of stock appreciation rights which are identified with shares of Stock subject to an option, shares of restricted stock or performance units shall result in the cancellation or forfeiture of such option, shares of restricted stock or performance units, as the case may be, to the extent of such exercise.

     The benefit for each stock appreciation right exercised shall be equal to:

          (i) the Fair Market Value of a share of Stock on the date of such exercise, reduced by

          (ii) an amount equal to:

               (A) for any stock appreciation right identified with shares of Stock subject to an option, the Option Price of such option, unless the Committee in the grant of the stock appreciation right specified a higher amount or

               (B) for any other stock appreciation right, the Fair Market Value of a share of Stock on the Grant Date of such stock appreciation right, unless the Committee in the grant of the stock appreciation right specified a higher amount; provided that the Committee, in its discretion, may provide that the benefit for any stock appreciation right shall not exceed such percentage of the Fair Market Value of a share of Stock on such Grant Date as the Committee shall specify. The benefit upon the exercise of a stock appreciation right shall be payable in cash, except that the Committee, may, in its discretion, provide in the


<Page 36>

Award Agreement that benefits, with respect to any particular exercise, may be paid wholly or partly in Stock.

     (c)  Exercise of performance units.

          (i) Subject to Section 14 and such terms and conditions as the Committee may impose, if, with respect to any performance unit, the minimum performance goals have been achieved during the applicable Measuring Period, then such performance unit shall be exercisable commencing on the later of (A) the first anniversary of the Grant Date or (B) the first day after the end of the applicable Measuring Period. Performance units shall be exercised by delivery to the Company of written notice of intent to exercise a specific number of performance units; provided, however, that performance units not identified with shares of Stock subject to an option, shares of restricted stock or stock appreciation rights shall be deemed exercised on the date on which they first become exercisable. Unless otherwise provided in the applicable Award Agreement, the exercise of performance units which are identified with shares of Stock subject to an option, shares of restricted stock or stock appreciation rights shall result in the cancellation or forfeiture of such shares of Stock subject to option, shares of restricted stock or stock appreciation rights as the case may be, to the extent of such exercise.

          (ii) The benefit for each performance unit exercised shall be an amount equal to the product of:

               (A)  the Unit Value (as defined below) multiplied by

               (B) the Performance Percentage attained during the Measuring Period for such performance unit.

          (iii) The Unit Value shall be, as specified by the Committee,

               (A)  a dollar amount,

               (B) an amount equal to the Fair Market Value of a share of Stock on the Grant Date,

               (C) an amount equal to the Fair Market Value of a share of Stock on the exercise date of the performance unit, including, if so provided in the Award Agreement, an amount ("Dividend Equivalent Amount") equal to the value that would result if dividends paid on a share of Stock on or after the Grant Date and on or before the exercise date were invested in shares of Stock as of each respective dividend payment date, or

               (D) an amount equal to the Fair Market Value of a share of Stock on the exercise date of the performance unit (plus, if so specified in the Award Agreement a Dividend Equivalent Amount), reduced by the Fair Market Value of a share of Stock on the Grant Date of the performance unit.

          (iv) The benefit upon the exercise of a performance unit shall be payable as soon as is administratively practicable after the later of
(A) the date the Grantee exercises or is deemed to exercise such performance unit, or (B) the date (or dates in the event of installment payments) as provided in the applicable Award Agreement. Such benefit shall be payable in cash, except that the Committee, may, in its discretion, provide in the Award Agreement that benefits, with respect to any particular exercise, may be paid wholly or partly in Stock. In the event the Award Agreement provides that the benefit may be paid wholly in Stock unless the Committee, in its discretion, specifies at the time of exercise that the benefit shall be paid partly or wholly in cash, the number of shares of Stock payable in lieu of cash shall be determined by valuing the Stock at its Fair Market Value on the date such benefit is to be paid.

     (d) Special rules for Section 16 grantees. No stock appreciation right, option or performance unit (if the benefit payable with respect to such performance unit is to be determined by reference to the Fair Market Value of the Stock on the date the performance unit is exercised) shall be exercisable by a Section 16 Grantee during the first six months after its Grant Date, except as exempted from Section 16 of the 1934 Act under Rule 16a-2(d) under the 1934 Act.

10.  LOANS AND GUARANTEES

The Committee may, in its discretion:

     (a) allow a Grantee to defer payment to the Company of all or any portion of (i) the Option Price of an option, (ii) the purchase price of a share of restricted stock, or (iii) any taxes associated with a benefit hereunder which is not a cash benefit at the time such benefit is so taxable, or

     (b) cause the Company to guarantee a loan from a third party to the Grantee, in an amount equal to all or any portion of such Option Price, purchase price, or any related taxes.

     Any such payment deferral or guarantee by the Company pursuant to this
Section 10 shall be on such terms and conditions as the Committee may determine; provided that the interest rate applicable to any such payment deferral shall be not more favorable to the Grantee


<Page 37>

than the terms applicable to funds borrowed by the Company.
Notwithstanding the foregoing, a Grantee shall not be entitled to defer the payment of such Option Price, purchase price or any related taxes unless the Grantee (i) enters into a binding obligation to pay the deferred amount and (ii) except with respect to treasury shares, pays upon exercise of an option or grant of shares of restricted stock, as the case may be, an amount equal to or greater than the Minimum Consideration thereof. If the Committee has permitted a payment deferral or caused the Company to guarantee a loan pursuant to this Section 10, then the Committee may, in its discretion, require the immediate payment of such deferred amount or the immediate release of such guarantee upon the Grantee's termination of employment or if the Grantee sells or otherwise transfers the Grantee's shares of Stock purchased pursuant to such deferral or guarantee.

11.  NOTIFICATION UNDER SECTION 83(b)

The Committee may, on the Grant Date or any later date, prohibit a Grantee from making the election described below. If the Committee has not prohibited such Grantee from making such election, and the Grantee shall, in connection with the exercise of any option, or the grant of any share of restricted stock, make the election permitted under Section 83(b) of the Code (i.e., an election to include in such Grantee's gross income in the year of transfer the amounts specified in Section 83(b) of the Code), such Grantee shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Section 83(b) of the Code.

12.  MANDATORY WITHHOLDING TAXES

     (a) Whenever under this Plan, cash or shares of Stock are to be delivered upon exercise or payment of an Award or upon a share of restricted stock becoming nonforfeitable, or any other event with respect to rights and benefits hereunder, the Company shall be entitled to require as a condition of delivery (i) that the Grantee remit an amount sufficient to satisfy all federal, state, and local withholding tax requirements related thereto, (ii) the withholding of such sums from compensation otherwise due to the Grantee or from any shares of Stock due to the Grantee under this Plan or (iii) any combination of the foregoing provided, however, that no amount shall be withheld from any cash payment or shares of Stock relating to an Award which was transferred by the Grantee in accordance with this Plan.

     (b) If any disqualifying disposition described in Section 6(c)(vi) is made with respect to shares of Stock acquired under an incentive stock option granted pursuant to this Plan or any election described in
Section 11 is made, then the person making such disqualifying disposition or election shall remit to the Company an amount sufficient to satisfy all federal, state, and local withholding taxes thereby incurred; provided that, in lieu of or in addition to the foregoing, the Company shall have the right to withhold such sums from compensation otherwise due to the Grantee or from any shares of Stock due to the Grantee under this Plan.

13.  ELECTIVE SHARE WITHHOLDING

     (a) Subject to Section 13(b), a Grantee may elect the withholding ("Share Withholding") by the Company of a portion of the shares of Stock otherwise deliverable to such Grantee upon the exercise or payment of an Award or upon a share of restricted stock becoming nonforfeitable (each a "Taxable Event") having a Fair Market Value equal to:

          (i) the minimum amount necessary to satisfy required federal, state, or local withholding tax liability attributable to the Taxable Event (in 1995, the minimum amount required by federal tax withholding rules is 28% of the Grantee's taxable income); or

          (ii) with the Committee's prior approval, a greater amount, not to exceed the estimated total amount of such Grantee's tax liability with respect to the Taxable Event.

     (b) Each Share Withholding election by a Grantee shall be subject to the following restrictions:

          (i) any Grantee's election shall be subject to the Committee's right to revoke such election of Share Withholding by such Grantee at any time before the Grantee's election if the Committee has reserved the right to do so in the Award Agreement;

          (ii) if the Grantee is a Section 16 Grantee, such Grantee's election shall be subject to the disapproval of the Committee at any time, whether or not the Committee has reserved the right to do so;

          (iii) the Grantee's election must be made before the date (the "Tax Date") on which the amount of tax to be withheld is determined;


<Page 38>

          (iv) the Grantee's election shall be irrevocable;

          (v) a Section 16 Grantee may not elect Share Withholding within six months after the grant of the related option or stock appreciation rights (except if the Grantee dies or incurs a Disability before the end of the six-month period);

          (vi) except to the extent such condition may be waived by the General Counsel of the Company a Section 16 Grantee must elect Share Withholding either six months before the Tax Date or during the ten business day period beginning on the third business day after the release of the Company's quarterly or annual summary statement of sales and earnings; and

          (vii) provided, however, that no election to have shares of Stock withheld from any Award shall be effective with respect to an Award which was transferred by the Grantee in accordance with this Plan.

14.  TERMINATION OF EMPLOYMENT

     (a) For cause. If a Grantee has a termination of employment for Cause,

          (i) the Grantee's shares of restricted stock that are forfeitable shall thereupon be forfeited, subject to the provisions of
Section 6(d)(iv) regarding repayment of certain amounts to the Grantee; and

          (ii) any unexercised option, stock appreciation right, or performance unit shall thereupon terminate.

     (b) On account of death or disability. If a Grantee has a termination of employment on account of the Grantee's death or Disability, then, except as otherwise provided in the Award Agreement,

          (i) the Grantee's shares of restricted stock that were forfeitable shall thereupon become nonforfeitable;

          (ii) any unexercised option or stock appreciation right, whether or not exercisable on the date of such termination of employment may be exercised, in whole or in part, at any time within three years after such termination of employment by the Grantee, or after the Grantee's death, by
(A) his personal representative or by the person to whom the option or stock appreciation right is transferred by will or the applicable laws of descent and distribution, (B) the Grantee's beneficiary designated in accordance with Sections 6(c)(vii) or 8, (C) the then-acting trustee of the trust described in clause (b) in the first paragraph of Section 8 (the
"Trust") (but, in the case of a Section 16 Grantee, only if the conditions set forth in the second paragraph of Section 8 (the "Conditions") have been satisfied); or (D) a Permissible Transferee of an Award assigned or transferred in accordance with Section 8; and

          (iii) any unexercised performance unit may be exercised in whole or in part, at any time within three years after such termination of employment by the Grantee or, after the Grantee's death, by (A) his personal representative or by the person to whom the performance unit is transferred by will or the applicable laws of descent and distribution, (B) the Grantee's beneficiary designated in accordance with Section 8, (C) the Trust (but, in the case of a Section 16 Grantee, only if the Conditions have been satisfied), or (D) a Permissible Transferee of an Award assigned or transferred in accordance with Section 8; provided that the benefit payable with respect to any performance unit with respect to which the Measuring Period has not ended as of the date of such termination of employment shall be equal to the product of the Unit Value multiplied successively by each of the following:

               (1) a fraction, the numerator of which is the number of months (including as a whole month any partial month) that have elapsed since the beginning of such Measuring Period until the date of such termination of employment and the denominator of which is the number of months (including as a whole month any partial month) in the Measuring Period (the "Time Proration Factor"); and

               (2) a percentage equal to the greater of the target percentage, if any, specified in the applicable Award Agreement, or the maximum percentage, if any, that would be earned under the terms of the applicable Award Agreement assuming that the rate at which the performance goals have been achieved as of the date of such termination of employment would continue until the end of the Measuring Period (the "Performance Percentage Factor").

     (c) On account of retirement. If a Grantee has a termination of employment on account of Retirement, any unexercised option or stock appreciation right (other than a stock appreciation right identified with a share of restricted stock or a performance unit) which is then exercisable or which would become exercisable within three years of such Retirement if the Grantee remained employed by the Company or a Subsidiary throughout


<Page 39>

such three-year period, may be exercised, in whole or in part, by the Grantee or Permissible Transferee of an Award assigned or transferred in accordance with Section 8, at any time within three years after the Grantee's Retirement. The nonforfeitability and exercisability of the Grantee's restricted stock and performance units (and any stock appreciation rights identified therewith) shall be determined under Section 14(e).

     (d) On account of termination of employment after age 60. If a Grantee has a termination of employment after attaining age 60, other than a termination of employment on account of death, Disability or Retirement and other than to become an owner-operator of a McDonald's restaurant, any unexercised option or stock appreciation right (other than a stock appreciation right identified with a share of restricted stock or a performance unit) to the extent exercisable on the date of such termination of employment, may be exercised, in whole or in part by the Grantee or Permissible Transferee of an Award assigned or transferred in accordance with Section 8, at any time within one year after the Grantee's termination of employment. The nonforfeitability and exercisability of the Grantee's restricted stock and performance units (and any stock appreciation rights identified therewith) shall be determined under Section 14(e).

     (e) Any other reason. If a Grantee has a termination of employment for a reason other than for Cause, death of the Grantee, the Grantee's Disability, and, with respect to options and stock appreciation rights (other than stock appreciation rights identified with a share of restricted stock or a performance unit) the termination of employment is for reasons other than the Grantee's Retirement or the Grantee's termination of employment after attaining age 60,

          (i) the Grantee's shares of restricted stock (and any stock appreciation rights identified therewith), to the extent forfeitable on the date of the Grantee's termination of employment, shall be forfeited on such date;

          (ii) any unexercised option or stock appreciation right (other than a stock appreciation right identified with a share of restricted stock or performance unit) to the extent exercisable on the date of the Grantee's termination of employment, may be exercised in whole or in part by the Grantee or Permissible Transferee of an Award assigned or transferred in accordance with Section 8, not later than the 30th day following the Grantee's termination of employment; provided that if such 30th day is not a business day, such option or stock appreciation right may be exercised not later than the first business day following such 30th day; and

          (iii) the Grantee's performance units (and any stock appreciation rights identified therewith) shall become non-forfeitable and may be exercised in whole or in part by the Grantee or Permissible Transferee of an Award assigned or transferred in accordance with Section 8, but only if and to the extent determined by the Committee.

     (f) Extension of term. In the event of termination of employment other than for Cause, the term of any Award which by its terms would otherwise expire after the Grantee's termination of employment but prior to the end of the period following the Grantee's termination of employment described in Sections (b), (c), (d) and (e) above for exercise of Awards shall be extended so as to permit any unexercised portion thereof to be exercised at any time by the Grantee or Permissible Transferee of an Award assigned or transferred in accordance with Section 8 within such period; provided, however, that in no event may the term of any Award expire more than 15 years after the Grant Date of such Award.

15.  EQUITY INCENTIVE PLANS OF FOREIGN SUBSIDIARIES

The Committee may authorize any foreign Subsidiary to adopt a plan for granting Awards ("Foreign Equity Incentive Plan"). All awards granted under such Foreign Equity Incentive Plans shall be treated as grants under this Plan. Such Foreign Equity Incentive Plans shall have such terms and provisions as the Committee permits not inconsistent with the provisions of this Plan and which may be more restrictive than those contained in this Plan. Awards granted under such Foreign Equity Incentive Plans shall be governed by the terms of this Plan except to the extent that the provisions of the Foreign Equity Incentive Plans are more restrictive than the terms of this Plan, in which case such terms of the Foreign Equity Incentive Plans shall control.

16.  SUBSTITUTED AWARDS

If the Committee cancels any Award (granted under this Plan, or any plan of any entity acquired by the Company or any of its Subsidiaries), and a new Award is substituted therefor, then the Committee may, in its discretion, determine


<Page 40>

the terms and conditions of such new Award; provided that (a) the Option Price of any new option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant of the new Award; (b) no award shall be canceled without the consent of the Grantee if the terms and conditions of the new Award to be substituted are not at least as favorable as the terms and conditions of the award to be canceled (and the Grant Date of the new Award shall be the date on which such new Award is granted);
(c) no Section 16 Grantee may exercise a substituted stock appreciation right or a substituted option (or substituted performance unit) identified with a stock appreciation right within six months after the Grant Date (calculated without reference to this Section 16) of such substituted option, unless the Company shall have received an opinion of counsel for the Company or "no action" or interpretive letter from the staff of the SEC to the effect that such limitation is not necessary in order to avoid liability under Section 16(b) of the 1934 Act; and (d) such cancelled Award shall be counted for purposes of Section 3(b).

17.  SECURITIES LAW MATTERS

     (a) If the Committee deems necessary to comply with the Securities Act of 1933, the Committee may require a written investment intent representation by the Grantee and may require that a restrictive legend be affixed to certificates for shares of Stock.

     (b) If based upon the opinion of counsel for the Company, the Committee determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of (i) federal or state securities law or (ii) the listing requirements of any national securities exchange on which are listed any of the Company's equity securities, then the Committee may postpone any such exercise, nonforfeitability or delivery, as the case may be, but the Company shall use its best efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

18.  FUNDING

Benefits payable under this Plan to any person shall be paid directly by the Company. The Company shall not be required to fund, or otherwise segregate assets to be used for payment of, benefits under this Plan.

19.  NO EMPLOYMENT RIGHTS

Neither the establishment of this Plan, nor the granting of any Award shall be construed to (a) give any Grantee the right to remain employed by the Company or any of its Subsidiaries or to any benefits not specifically provided by this Plan or (b) in any manner modify the right of the Company or any of its Subsidiaries to modify, amend, or terminate any of its employee benefit plans.

20.  RIGHTS AS A STOCKHOLDER

A Grantee shall not, by reason of any Award (other than restricted stock) have any right as a stockholder of the Company with respect to the shares of Stock which may be deliverable upon exercise or payment of such Award until such shares have been delivered to him. Shares of restricted stock held by a Grantee or held in escrow by the Secretary of the Company shall confer on the Grantee all rights of a stockholder of the Company, except as otherwise provided in this Plan. The Committee, in its discretion, at the time of grant of restricted stock, may permit or require the payment of cash dividends thereon to be deferred and, if the Committee so determines, reinvested in additional restricted stock to the extent shares are available under Section 3 or otherwise reinvested. Stock dividends and deferred cash dividends issued with respect to restricted stock shall be treated as additional shares of restricted stock that are subject to the same restrictions and other terms as apply to the shares with respect to which such dividends are issued. The Committee may, in its discretion, provide for crediting to and payment of interest on deferred cash dividends.

21.  NATURE OF PAYMENTS

Any and all grants, payments of cash, or deliveries of shares of Stock hereunder shall constitute special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for the purposes of determining any pension, retirement, death or other benefits under (a) any pension, retirement, profit-sharing, bonus, life insurance or other employee benefit plan of the Company or any of its Subsidiaries or (b) any agreement between the Company or any Subsidiary, on the one hand, and the Grantee, on the other hand, except as such plan or agreement shall otherwise expressly provide.


<Page 41>

22.  NON-UNIFORM DETERMINATIONS

Neither the Committee's nor the Board's determinations under this Plan need be uniform and may be made by the Committee or the Board selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, to enter into non-uniform and selective Award Agreements as to (a) the identity of the Grantees, (b) the terms and provisions of Awards, and (c) the treatment, under Section 14, of terminations of employment. Notwithstanding the foregoing, the Committee's interpretation of Plan provisions shall be uniform as to similarly situated Grantees.

23.  ADJUSTMENTS

The Committee shall make equitable adjustment of:

     (a) the aggregate numbers of shares of Stock, shares of restricted stock, and bonus stock available under Sections 3(a) and 3(c),

     (b) the number of shares of Stock, shares of restricted stock, stock appreciation rights or performance units covered by an Award,

     (c)  the Option Price,

     (d) the Fair Market Value of Stock to be used to determine the amount of the benefit payable upon exercise of stock appreciation rights or performance units, and

     (e) the maximum number of shares of Stock for which Awards may be granted to any Grantee in any three year period under Section 3(b),

to reflect a stock dividend, stock split, reverse stock split, share combination, recapitalization, merger, consolidation, acquisition of property or shares, separation, asset spin-off, reorganization, stock rights offering, liquidation or similar event, of or by the Company.

Notwithstanding the foregoing, upon the approval by the stockholders of the Company of a plan of liquidation for the Company, any unexercised options, stock appreciation rights and performance units theretofore granted shall thereupon become exercisable, and any shares of restricted stock that have not become nonforfeitable shall become nonforfeitable.

24.  AMENDMENT OF THIS PLAN

The Board may from time to time in its discretion amend or modify this Plan without the approval of the stockholders of the Company, except as such stockholder approval may be required (a) to permit the grant of Awards under, and transactions in Stock pursuant to, this Plan to be exempt from liability under Section 16(b) of the 1934 Act or (b) under the listing requirements of any national securities exchange on which are listed any of the Company's equity securities.

25.  TERMINATION OF THIS PLAN

This Plan shall terminate on the tenth (10th) anniversary of the Effective Date or at such earlier time as the Board may determine. Any termination, whether in whole or in part, shall not affect any Award then outstanding under this Plan.

26.  NO ILLEGAL TRANSACTIONS

This Plan and all Awards granted pursuant to it are subject to all laws and regulations of any governmental authority which may be applicable thereto; and notwithstanding any provision of this Plan or any Award, Grantees shall not be entitled to exercise Awards or receive the benefits thereof and the Company shall not be obligated to deliver any Stock or pay any benefits to a Grantee if such exercise, delivery, receipt or payment of benefits would constitute a violation by the Grantee or the Company of any provision of any such law or regulation.

27.  CONTROLLING LAW

The law of the State of Illinois, except its law with respect to choice of law, shall be controlling in all matters relating to this Plan.

28.  SEVERABILITY

If all or any part of this Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of this Plan not declared to be unlawful or invalid. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.


<Page 42>

GENERAL INFORMATION ABOUT THE ANNUAL MEETING
- ----------------------------------------------------------------------

PROXY SOLICITATION

This Proxy Statement and the accompanying proxy and voting instruction card are being furnished to shareholders of the Company beginning on or about April 12, 1995 in connection with the solicitation of proxies by the Board of Directors to be used in voting at the Annual Meeting of Shareholders on May 26, 1995, and any adjournment thereof.

The Company will bear the cost of soliciting proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation materials to beneficial owners. The Company has retained D.F. King & Co., Inc. to solicit proxies on behalf of the Board at a fee estimated to be $16,000 plus reasonable out-of-pocket expenses. Proxies may also be solicited by certain employees and Directors of the Company by mail, by telephone, or personally, without compensation apart from their normal salaries.
RECORD DATE AND VOTING AT THE ANNUAL MEETING

Shareholders of record owning Common or Preferred Stock (except Series E Preferred Stock) at the close of business on March 27, 1995, are entitled to vote at the 1995 Annual Meeting. On that date there were 694,710,144 shares of Common Stock and 11,356,215 shares of Preferred Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock and each share of Preferred Stock (except Series E Preferred Stock) is entitled to one vote upon each matter presented at the Annual Meeting. Proxies may be revoked by voting in person at the Annual Meeting, by written notice to the Company's Secretary, or by delivery of a later-dated proxy, in each case prior to the closing of the polls for voting at the Annual Meeting. A proxy in the accompanying form which is properly executed, returned and not revoked will be voted in accordance with the instructions indicated. A proxy voted by telephone and not revoked will be voted in accordance with the shareholder's instructions. If no instructions are given, proxies which are signed and returned or voted via telephone will be voted FOR the slate of six Directors proposed by the Board, FOR the adoption of the Option Plan and FOR the approval of the Restated Incentive Plan. The enclosed proxy gives discretionary authority as to any matters not specifically referred to therein. Management is not aware of any other matters to be presented for action by shareholders before the Annual Meeting. However, if any such matters properly come before the Annual Meeting, it is understood that the designated proxy holders have discretionary authority to vote thereon.

All votes cast by proxy or in person at the Annual Meeting will be tabulated by First Chicago Trust Company of New York (First Chicago), which has been appointed independent inspector of election for the 1995 Annual Meeting and will determine whether or not a quorum is present. With respect to the election of Directors, First Chicago will treat votes withheld as shares that are present for purposes of determining a quorum. A plurality is required to elect Directors, so the six persons receiving the greatest number of votes will be elected. Withheld votes will not affect the outcome of the election. With respect to the adoption of the Option Plan and the approval of the Restated Incentive Plan, First Chicago will treat abstentions as shares that are present and entitled to vote for purposes of determining a quorum. Since a majority of the shares represented at the meeting and entitled to vote is required for approval, abstentions will have the effect of a vote against approval of these proposals. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be considered as present for quorum purposes but not as shares entitled to vote with respect to that matter. Accordingly, broker non-votes will have no effect on such a matter.

This year, shareholders of record can vote their shares via a toll-free telephone call in the U.S. and Canada or by mailing their signed proxy card. The telephone voting procedure is designed to authenticate shareholders' identities, to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded. McDonald's has been advised by counsel that the procedures which have been put in place are consistent with the


<Page 43>

requirements of applicable law. Specific instructions to be followed by any shareholder of record interested in voting via telephone are set forth on the enclosed proxy card.

A list of shareholders of record entitled to vote at the Annual Meeting will be available for inspection by any shareholder for any purpose germane to the meeting during ordinary business hours for a period of 10 days prior to the meeting at the Company's office at McDonald's Plaza, Oak Brook IL 60521.

CONFIDENTIAL VOTING

It is the Company's policy to protect the confidentiality of shareholder votes throughout the voting process. In this regard, the vote of any shareholder will not be disclosed to the Company, its Directors, officers or employees, except to meet legal requirements and to assert or defend claims for or against the Company and except in those limited circumstances where (i) a proxy solicitation is contested; (ii) a shareholder writes comments on a proxy card; or (iii) a shareholder authorizes disclosure. Both the tabulators and inspectors of election have been and will remain independent of the Company.

Nothing in this policy prohibits shareholders from disclosing the nature of their votes to the Company, its Directors, officers or employees, or impairs voluntary communication between the Company and its shareholders, nor does this policy prevent the Company from ascertaining which shareholders have voted or from making efforts to encourage shareholders to vote.


AUDITORS

The Board of Directors has appointed Ernst & Young LLP as independent auditors to examine the consolidated financial statements of the Company for the year ending December 31, 1995. Ernst & Young LLP audited such statements for the year ended December 31, 1994, and a representative of that firm will be present at the Annual Meeting and will have the opportunity to make a statement, if the firm elects to do so, and to respond to appropriate questions from shareholders.


<PAGE 44>

HOME OFFICE

McDonald's Corporation
McDonald's Plaza
Oak Brook IL 60521
1-708-575-3000

DEFINITIONS

As used in this Proxy Statement the following terms have the following meanings:

COMMON STOCK means
McDonald's Corporation Common Stock

PREFERRED STOCK means
McDonald's Corporation Preferred Stock, including
Series B, C, D and E, as the case may be

SEC means
Securities and Exchange Commission

1975 OPTION PLAN means
McDonald's Corporation 1975 Stock Ownership Option Plan

INCENTIVE PLAN means
McDonald's Corporation 1992 Stock Ownership Incentive Plan

OPTION PLANS means
McDonald's Corporation Non-Employee Director Stock Option Plan

DEFERRED INCENTIVE PLAN means
McDonald's Corporation Deferred Incentive Plan

PROFIT SHARING PROGRAM means
McDonald's Corporation Profit Sharing Program

STOCK PLAN means
McDonald's Corporation Directors' Stock Plan

CODE means Internal Revenue Code of 1986, and the regulations promulgated thereunder

FAIR MARKET VALUE means the closing price of the Common Stock on the New York Stock Exchange composite tape as of any given date


The following trademarks used herein are owned by McDonald's Corporation:
McDonald's and the McDonald's Golden Arches logo

(copyright) 1995 McDonald's Corporation
McD5-2657

(Recycled Paper Graphic)
Printed on Recycled Paper with
10% post-consumer content

APPENDIX

Photos of Directors and Nominated Directors appear in the Board of Directors section on page 6 herein.

[FRONT SIDE OF PROXY AND VOTING INSTRUCTION CARD
FOR NON-EMPLOYEE SHAREHOLDERS]

                                                  McDONALD'S CORPORATION
                                                        McDonald's Plaza
             PROXY AND VOTING INSTRUCTION CARD       Oak Brook, IL 60521

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF McDONALD'S CORPORATION.

McDONALD'S 1995 ANNUAL MEETING OF SHAREHOLDERS WILL BE HELD AT THE LODGE ON McDONALD'S OFFICE CAMPUS, KROC DRIVE AND RONALD LANE, OAK BROOK, ILLINOIS, AT 10:00 A.M. (CENTRAL TIME) ON MAY 26, 1995. This Proxy and Voting Instruction Card will cover the voting of all shares of Common and Preferred Stock of McDonald's Corporation which you are entitled to vote or to direct the voting of, including those in the Dividend Reinvestment Plan and the System Stock Purchase Plan.

YOUR VOTE IS IMPORTANT. PLEASE CONSIDER THE ISSUES DISCUSSED IN THE PROXY STATEMENT, SIGN, DATE, AND RETURN THIS CARD IN THE ENCLOSED ENVELOPE OR CALL TOLL-FREE 1-800-652-8683 FROM THE U.S. AND CANADA TO CAST YOUR VOTE. TO VOTE BY PHONE, PLEASE HAVE THIS CARD AND YOUR TAX IDENTIFICATION NUMBER READILY AVAILABLE.

     Detach Here
- -------------------------------------------------------------------------
                                                                   9823

              THE BOARD RECOMMENDS A VOTE "FOR" ALL NOMINEES
                 FOR DIRECTOR AND "FOR" PROPOSALS 2 AND 3.

The undersigned, revoking any proxy previously given, appoint(s) Michael R. Quinlan and Shelby Yastrow, or either of them, as proxies with full power of substitution to vote as directed all shares the undersigned is entitled to vote at McDonald's Corporation's 1995 Annual Shareholders Meeting and AUTHORIZE(S) EACH TO VOTE AT HIS DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING, or any adjournment thereof. IF THIS CARD CONTAINS NO SPECIFIC VOTING INSTRUCTIONS, MY (OUR) SHARES WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND "FOR" PROPOSALS 2
AND 3.


Check box to vote your shares
with the Board's recommendation.     /  /

If you do not check the box above, indicate your vote below.

BOARD NOMINEES: J.M. Greenberg, D.G. Lubin, A.J. McKenna, E.H. Rensi, R.W. Stone and R.N. Thurston

                              FOR ALL NOMINEES       WITHHOLD
                              EXCEPT AS NOTED        AS TO ALL
                              ON LINE BELOW          NOMINEES

1.  Election of Directors          /  /                 /  /


     -----------------------------------------------


                              FOR       AGAINST     ABSTAIN

2.  Non-Employee Director
    Stock Option Plan         /  /      /  /        /  /

3.  Amended and Restated
    1992 Stock Ownership
    Incentive Plan            /  /      /  /        /  /


PLEASE SIGN AS YOUR NAME(S) APPEAR(S) ABOVE AND RETURN THIS PROXY PROMPTLY. If signing for a corporation or partnership, or as agent, attorney, or fiduciary, indicate the capacity in which you are signing. If you attend the meeting and decide to vote by ballot, such vote will supersede this proxy.

X
 ------------------------------

X                                  Date
 ------------------------------       -------------, 1995



/  /      COMMENTS:  Check here and write comments on reverse side.

/  /      Check here to waive confidential voting.

[REVERSE SIDE OF PROXY AND VOTING INSTRUCTION CARD
FOR NON-EMPLOYEE SHAREHOLDERS]

COMMENTS
        --------------------------------------------------
- ----------------------------------------------------------
- ----------------------------------------------------------
- ----------------------------------------------------------
- ----------------------------------------------------------

[FRONT SIDE OF PROXY AND VOTING INSTRUCTION CARD
FOR EMPLOYEE SHAREHOLDERS]

                                                  McDONALD'S CORPORATION
                                                        McDonald's Plaza
             PROXY AND VOTING INSTRUCTION CARD       Oak Brook, IL 60521

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF McDONALD'S CORPORATION.

McDONALD'S 1995 ANNUAL MEETING OF SHAREHOLDERS WILL BE HELD AT THE LODGE ON McDONALD'S OFFICE CAMPUS, KROC DRIVE AND RONALD LANE, OAK BROOK, ILLINOIS, AT 10:00 A.M. (CENTRAL TIME) ON MAY 26, 1995. This Proxy and Voting Instruction Card will cover the voting of all shares of Common and Preferred Stock of McDonald's Corporation which you are entitled to vote or to direct the voting of, including those in the Dividend Reinvestment Plan and the System Stock Purchase Plan and, unless you provide different voting instructions on the reverse of this card, McDonald's employee benefit plans.

YOUR VOTE IS IMPORTANT. PLEASE CONSIDER THE ISSUES DISCUSSED IN THE PROXY STATEMENT, SIGN, DATE, AND RETURN THIS CARD IN THE ENCLOSED ENVELOPE OR CALL TOLL-FREE 1-800-652-8683 FROM THE U.S. AND CANADA TO CAST YOUR VOTE. TO VOTE BY PHONE, PLEASE HAVE THIS CARD AND YOUR TAX IDENTIFICATION NUMBER READILY AVAILABLE.

     Detach Here
- -------------------------------------------------------------------------
                                                                   9823

              THE BOARD RECOMMENDS A VOTE "FOR" ALL NOMINEES
                 FOR DIRECTOR AND "FOR" PROPOSALS 2 AND 3.

The undersigned, revoking any proxy previously given, appoint(s) Michael R. Quinlan and Shelby Yastrow, or either of them, as proxies with full power of substitution to vote as directed all shares the undersigned is entitled to vote at McDonald's Corporation's 1995 Annual Shareholders Meeting and AUTHORIZE(S) EACH TO VOTE AT HIS DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING, or any adjournment thereof. IF THIS CARD CONTAINS NO SPECIFIC VOTING INSTRUCTIONS, MY (OUR) SHARES WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND "FOR" PROPOSALS 2
AND 3.

EMPLOYEES:  Please see message on reverse side

Check box to vote your shares
with the Board's recommendation.     /  /

If you do not check the box above, indicate your vote below.

BOARD NOMINEES: J.M. Greenberg, D.G. Lubin, A.J. McKenna, E.H. Rensi, R.W. Stone and R.N. Thurston

                              FOR ALL NOMINEES       WITHHOLD
                              EXCEPT AS NOTED        AS TO ALL
                              ON LINE BELOW          NOMINEES

1.  Election of Directors          /  /                 /  /


     -----------------------------------------------


                              FOR       AGAINST     ABSTAIN

2.  Non-Employee Director
    Option Plan               /  /      /  /        /  /

3.  Amended and Restated
    1992 Stock Ownership
    Incentive Plan            /  /      /  /        /  /


PLEASE SIGN AS YOUR NAME(S) APPEAR(S) ABOVE AND RETURN THIS PROXY PROMPTLY. If signing for a corporation or partnership, or as agent, attorney, or fiduciary, indicate the capacity in which you are signing. If you attend the meeting and decide to vote by ballot, such vote will supersede this proxy.

X
 ------------------------------

X                                  Date
 ------------------------------       -------------, 1995



/  /      COMMENTS:  Check here and write comments on reverse side.

/  /      Check here to waive confidential voting.

[REVERSE SIDE OF PROXY AND VOTING INSTRUCTION CARD
FOR EMPLOYEE SHAREHOLDERS]

INFORMATION FOR McDONALD'S EMPLOYEES ONLY:

Your vote on the front of this card directs the trustees of the Profit Sharing Program, the Stock Sharing Plan and various Equalization Plans (collectively referred to as the "Plans") to vote the shares credited to your accounts under the Plans. When you vote these shares, you should consider your own long-term best interests as a Plan participant.

In addition, you are also directing the trustees to vote shares held in the Plans (except the Stock Sharing Plan) that have not been voted and shares that have not yet been credited to participants' accounts. When you direct the vote of these shares, you have a special responsibility to consider the long-term best interests of other participants.

IF YOU WANT TO VOTE THE PLAN SHARES YOU OWN OR THE SHARES YOU ARE VOTING FOR OTHER PLAN PARTICIPANTS DIFFERENTLY FROM THE WAY YOU VOTED ON THE FRONT OF THIS CARD, PLEASE CHECK THE "COMMENT" BOX ON THE FRONT AND MARK YOUR DIRECTION BELOW.

Your directions to vote shares held in the Plans will be kept confidential by First Chicago Trust Company of New York, the independent inspectors of election, even if you elect to waive confidential voting on the front of this card.

- -------------------------------------------------------------------------

IF YOU WISH TO VOTE ALL SHARES IN THE SAME WAY, YOU DO NOT NEED TO COMPLETE THE SECTION BELOW. SIMPLY FOLLOW THE VOTING INSTRUCTIONS ON THE FRONT OF THIS CARD.

THE BOARD RECOMMENDS A VOTE "FOR" ALL NOMINEES FOR DIRECTOR AND "FOR" PROPOSALS 2 AND 3.

                                                  PLAN SHARES NOT YET
                         PLAN SHARES OWNED        CREDITED OR UNVOTED
                         -----------------        -------------------

                      FOR ALL                     FOR ALL
                      NOMINEES      WITHHOLD      NOMINEES     WITHHOLD
                      EXCEPT AS     AS            EXCEPT AS    AS
                      NOTED ON      TO ALL        NOTED ON     TO ALL
                      LINE BELOW    NOMINEES      LINE BELOW   NOMINEES

1. Election
   of Directors        -----         -----         -----         -----

                       -------------------         ------------------


                      FOR     AGAINST   ABSTAIN   FOR    AGAINST  ABSTAIN
2. Non-Employee
   Director Stock
   Option Plan        -----    -----    -----     -----   -----   -----


3. Amended and Restated
   1992 Stock Ownership
   Incentive Plan     -----    -----    -----     -----   -----   -----


COMMENTS
        --------------------------------------------------
- ----------------------------------------------------------
- ----------------------------------------------------------
- ----------------------------------------------------------
- ----------------------------------------------------------

[FRONT SIDE OF PROXY AND VOTING INSTRUCTION CARD
FOR STREET NAME SHAREHOLDERS]

                                                  McDONALD'S CORPORATION
                                                        McDonald's Plaza
             PROXY AND VOTING INSTRUCTION CARD       Oak Brook, IL 60521

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF McDONALD'S CORPORATION.

McDONALD'S 1995 ANNUAL MEETING OF SHAREHOLDERS WILL BE HELD AT THE LODGE ON McDONALD'S OFFICE CAMPUS, KROC DRIVE AND RONALD LANE, OAK BROOK, ILLINOIS,
AT 10:00 A.M. (CENTRAL TIME) ON MAY 26, 1995. The undersigned, revoking any proxy previously given, appoint(s) Michael R. Quinlan and Shelby
Yastrow, or either of them, as proxies with full power of substitution to vote as directed all shares the undersigned is entitled to vote at McDonald's Corporation's 1995 Annual Shareholders Meeting and AUTHORIZE(S)
EACH TO VOTE AT HIS DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING, or any adjournment thereof. IF THIS CARD CONTAINS NO SPECIFIC VOTING INSTRUCTIONS, MY (OUR) SHARES WILL BE VOTED "FOR" THE
ELECTION OF ALL NOMINEES AND "FOR" PROPOSALS 2 AND 3.

[REVERSE SIDE OF PROXY AND VOTING INSTRUCTION CARD
FOR STREET NAME SHAREHOLDERS]

YOUR VOTE IS IMPORTANT.  PLEASE SIGN AND RETURN THIS CARD.

THE BOARD RECOMMENDS A VOTE "FOR" ALL NOMINEES FOR DIRECTOR AND "FOR" PROPOSALS 2 AND 3.

Check box to vote your shares
with the Board's recommendation.     /  /

If you do not check the box above, indicate your vote below.

BOARD NOMINEES: J.M. Greenberg, D.G. Lubin, A.J. McKenna, E.H. Rensi, R.W. Stone and R.N. Thurston

                              FOR ALL NOMINEES       WITHHOLD
                              EXCEPT AS NOTED        AS TO ALL
                              ON LINE BELOW          NOMINEES

1.  Election of Directors          /  /                 /  /


     -----------------------------------------------


                              FOR       AGAINST     ABSTAIN

2.  Non-Employee Director
    Stock Option Plan         /  /      /  /        /  /


3.  Amended and Restated
    1992 Stock Ownership
    Incentive Plan            /  /      /  /        /  /


PLEASE SIGN AS YOUR NAME(S) APPEAR(S) ABOVE AND RETURN THIS PROXY PROMPTLY. If signing for a corporation or partnership, or as agent, attorney, or fiduciary, indicate the capacity in which you are signing. If you attend the meeting and decide to vote by ballot, such vote will supersede this proxy.

X
 ------------------------------

X                                Date
 ------------------------------       -------------, 1995